UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
GENEDX HOLDINGS CORP.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED MARCH 21, 2023
GENEDX HOLDINGS CORP.
333 Ludlow Street
North Tower, 6th Floor
Stamford, Connecticut 06902
Dear Stockholder of GeneDx Holdings Corp.:
You are cordially invited to attend the special meeting of stockholders (the “Special Meeting”) of GeneDx Holdings Corp. (“we,” “us”, “our”, “GeneDx” or the “Company”) to be held at the Company’s corporate headquarters at 333 Ludlow Street, North Tower, 6th Floor, Stamford, Connecticut 06902 on April 14, 2023 at 9:00 a.m. Eastern time. At the Special Meeting, we will ask you to consider the following proposals, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
1.Proposal No. 1 (the “Reverse Stock Split Proposal”) — To approve an amendment to our third amended and restated certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of our outstanding shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), at a ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of our board of directors (the “Board”) without further approval or authorization of our stockholders;
2.Proposal No. 2 (the “Officer Exculpation Proposal”) — To approve an amendment to the Charter to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the Delaware General Corporation Law;
3.Proposal No. 3 (the “Stock Issuance Proposal”) — To approve for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 22,336,624 shares of Class A Common Stock in connection with the Company’s previously announced $150.0 million offerings of Class A Common Stock;
4.Proposal No. 4 (the “Plan Increase Proposal”) — To approve an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 EIP”) to increase the aggregate number of shares of Class A Common Stock authorized for issuance under the Plan by 26,000,000 shares and
5.Proposal No. 5 (the “Adjournment Proposal”) — To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal, the Officer Exculpation Proposal or the Stock Issuance Proposal.
The Board recommends that you vote FOR the Reverse Stock Split Proposal as provided in Proposal 1, FOR the Officer Exculpation Proposal as provided in Proposal 2, FOR the Stock Issuance Proposal as provided in Proposal 3, FOR the Plan Increase Proposal as provided in Proposal 4, and FOR the Adjournment Proposal as provided in Proposal 5. Each of the proposals is more fully described in the Proxy Statement, which each stockholder is encouraged to carefully read.
Each of the Reverse Stock Split Proposal, at a ratio to be determined by the Board at a later date in its discretion, the Officer Exculpation Proposal, the Stock Issuance Proposal, the Plan Increase Proposal and the Adjournment Proposal has been approved by the Board. Each of the Reverse Stock Split Proposal and the Officer Exculpation Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Class A Common Stock entitled to vote thereon at the Special Meeting to be approved. The Stock Issuance Proposal and the Plan Increase Proposal requires the affirmative vote of the holders of a majority of the shares of Class A Common Stock present in person or represented by proxy and entitled to vote on the matter, excluding 77,663,376 shares of Class A Common Stock previously issued and sold in the Direct Offering (as defined in the Proxy Statement), to be approved. The Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Class A Common Stock present in person or represented by proxy and entitled to vote on the matter to be approved.
Pursuant to the Amended and Restated Bylaws of the Company, the Board has fixed the close of business on March 24, 2023 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Only our stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the Special Meeting or any adjournments thereof.
Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the Proxy Statement and submit your proxy as soon as possible using one of the convenient voting methods described in the Proxy Statement.

By Order of the Board of Directors,

Katherine Stueland

Chief Executive Officer
Stamford, Connecticut
March 31, 2023
The Proxy Statement is dated March 31, 2023 and is expected to be first mailed to the Company’s stockholders on or about April 3, 2023.

i

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 14, 2023 at 9:00 a.m. Eastern Time
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the special meeting of stockholders of GeneDx Holdings Corp., a Delaware corporation (“we,” “us”, “our”, “GeneDx” or the “Company”), and any postponements, adjournments or continuations thereof (the “Special Meeting”). The Special Meeting will be held at the Company’s corporate headquarters at 333 Ludlow Street, North Tower, 6th Floor, Stamford, Connecticut 06902 on April 14, 2023 at 9:00 a.m. Eastern Time.
The notice of Special Meeting, this proxy statement and the form of proxy are first being mailed on or about April 3, 2023 to all the Company’s stockholders entitled to vote at the Special Meeting.
THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING
Q.Why am I receiving this proxy statement?
A.Our stockholders are being asked to consider and vote upon the proposals described in this proxy statement.
This proxy statement and its annexes contain important information about the proposals and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.
Q.What items will be voted on at the Special Meeting?
A.Stockholders will vote on the following items at the Special Meeting:
•To approve an amendment to our third amended and restated certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of our outstanding shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), at a ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Board without further approval or authorization of our stockholders (such amendment to the Charter, the “Reverse Stock Split Charter Amendment” and, such proposal, the “Reverse Stock Split Proposal” or “Proposal 1”);
•To approve an amendment to the Charter to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the Delaware General Corporation Law (such amendment to the Charter, the “Officer Exculpation Charter Amendment” and, such proposal, the “Officer Exculpation Proposal” or “Proposal 2”);
•To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 22,336,624 shares of Class A Common Stock in connection with the Company’s $150.0 million Offerings (as defined below) of Class A Common Stock (the “Stock Issuance Proposal” or “Proposal 3”);
•To approve an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 EIP”) to increase the aggregate number of shares of Class A Common Stock authorized for issuance under the Plan by 26,000,000 shares (such increase in shares, the “Plan Increase”, and such proposal, the “Plan Increase Proposal or “Proposal 4”); and

•To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal, the Officer Exculpation Proposal, the Plan Increase Proposal or the Stock Issuance Proposal (the “Adjournment Proposal” or “Proposal 5”).
Q.How does the Board recommend I vote on these proposals?
A.The Board recommends a vote FOR the Reverse Stock Split Proposal, the Officer Exculpation Proposal, the Stock Issuance Proposal, the Plan Increase Proposal and the Adjournment Proposal.
Q.Why is the Company electing to effect a reverse stock split?
A.The Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, the Reverse Stock Split Charter Amendment, which authorizes a reverse stock split of the outstanding shares of our Class A Common Stock at a ratio in the range of one-for-ten (1:10) to one-for-fifty (1:50), with such ratio to be determined by the Board (the “Reverse Stock Split”), and granting the Board the discretion to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware effecting the Reverse Stock Split prior to December 31, 2023 or to abandon the Reverse Stock Split altogether. The primary goals of the Reverse Stock Split are to: (i) increase the per share market price of our Class A Common Stock to meet the minimum per share bid price requirements for continued listing on the Nasdaq Global Select Market (“Nasdaq”) and (ii) effectively increase the number of authorized and unissued shares of our Class A Common Stock available for future issuance after we effect the Reverse Stock Split.
The form of the proposed Reverse Stock Split Charter Amendment effecting the Reverse Stock Split is attached to this proxy statement as Annex A. The Reverse Stock Split Charter Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Class A Common Stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of Class A Common Stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Annex A. If implemented, the number of shares of our Class A Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Class A Common Stock outstanding, so that the percentage of our outstanding Class A Common Stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of Class A Common Stock in lieu of a fractional share.
Q.Why is the Company proposing the Officer Exculpation Proposal?
A.We are proposing the Officer Exculpation Proposal to amend our Charter to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). The State of Delaware, which is the Company’s state of incorporation, recently amended this section of the DGCL to enable Delaware corporations to limit the liability of certain of their officers in limited circumstances. Our Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, our Board believes that this Proposal 2, which would extend exculpation to officers, as specifically permitted by Delaware law, is fair and in the best interests of the Company and its stockholders. The form of the proposed Officer Exculpation Charter Amendment is attached to this proxy statement as Annex B. Stockholders are urged to carefully read Annex B. For more information, please see the section entitled “Proposal No. 2 — The Officer Exculpation Proposal.”
Q.Why is the Company proposing the Nasdaq Stock Issuance Proposal?
A.We are proposing the Nasdaq Stock Issuance Proposal in order to comply with Nasdaq Listing Rule 5635(d). Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of shares in a transaction, other than a public offering (as interpreted under Nasdaq Listing Rule 5635(d)), involving the sale, issuance or potential issuance by the Company of Class A Common Stock, which equals 20% or more of the Class A Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than Minimum Price (as defined herein).
On January 26, 2023, we announced the pricing of offerings of an aggregate of 428,571,429 shares of our Class A Common Stock at an offering price of $0.35 per share consisting of: an underwritten public offering (the “Underwritten Offering”) of 328,571,429 shares of Class A Common Stock and a registered direct offering (the “Direct Offering” and, together with the Underwritten Offering, the “Offerings”) of 100,000,000 shares of Class A Common Stock comprising (A) 77,663,376 shares (the “Initial Direct Offering Shares”) and (B) 22,336,624 additional shares (the “Additional Direct Offering Shares”) the issuance of which is subject to stockholder approval to satisfy Nasdaq Listing Rule 5635(d).
The Direct Offering is not considered a public offering under Nasdaq Listing Rule 5635(d), the offering price per share in the Offerings was below the Minimum Price at the time of the pricing of the Offerings and the issuance and sale of the Additional Direct Offering Shares in the Direct Offering would result in the issuance of 20% or more the Class A Common Stock outstanding. Accordingly, pursuant to the Subscription Agreements (as defined herein) that we entered into in connection with the Direct Offering, we agreed obtain stockholder approval of such issuance and sale of the Additional Shares in order to satisfy the requirements of Nasdaq Listing Rule 5635(d). For more information, please see the section entitled “Proposal No. 3 — The Stock Issuance Proposal.”
Q.Why is the Company proposing the Plan Increase Proposal?
A.We are proposing the Plan Increase Proposal because we believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified personnel. We operate in a hypercompetitive market for talent in our industry. A cornerstone of our method for attracting and retaining top caliber talent has been our equity-based compensation programs, including under our 2021 EIP. We believe that if the Amended and Restated 2021 Equity Incentive Plan is not approved, our ability to compete in our industry would be seriously and negatively impacted, and this could affect our success. The form of the Amended and Restated 2021 Equity Incentive Plan reflecting the Plan Increase is attached to this proxy statement as Annex C. Stockholders are urged to carefully read Annex C. For more information, please see the section entitled “Proposal No. 4 — The Plan Increase Proposal.”
Q.Who is entitled to vote at the Special Meeting, and how many votes do they have?
A.Our stockholders of record at the close of business on March 24, 2023 (the “Record Date”) may vote at the Special Meeting. On the Record Date, there were [●] shares of Class A Common Stock outstanding and entitled to vote at the Special Meeting and no shares of any series of preferred stock outstanding. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Special Meeting.

Pursuant to the rights of our stockholders contained in our Charter, each share of our Class A Common Stock is entitled to one vote on all matters listed in this proxy statement.
Q.How can I attend the Special Meeting?
A.Any stockholder wishing to attend the Special Meeting may attend by visiting our corporate headquarters at 333 Ludlow Street, North Tower, 6th Floor, Stamford, Connecticut 06902 on April 14, 2023 at 9:00 a.m. Eastern Time.

Q.How do I vote?
A.If you were a stockholder of record on the Record Date, you may vote by granting a proxy. Specifically:
•You may vote by mail by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Votes submitted by mail must be received by 11:59 pm Eastern time on April 13, 2023.
•You may vote in person by filling out a ballot that you will receive when you arrive.
•You may vote through the internet using the procedures and instructions described on the proxy card.
•You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.
•We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting in person so that your shares will be voted if you are unable to attend the Special Meeting.
•If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
If you hold your shares in street name, you must submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.
Q.What vote is required to approve each proposal and how are votes counted?
A.Proposal 1 — The Reverse Stock Split Proposal
The affirmative vote of holders of a majority of our outstanding shares of Class A Common Stock entitled to vote thereon at the Special Meeting is required for approval of the Reverse Stock Split Proposal.
The principal terms of the Reverse Stock Split Charter Amendment to implement the Reverse Stock Split Proposal have been approved by the Board. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Special Meeting, your failure to vote, as well as an abstention from voting and a broker non-vote with respect to the Reverse Stock Split Proposal, will have the same effect as a vote against this proposal.
A.Proposal 2 — The Officer Exculpation Proposal
The affirmative vote of holders of a majority of our outstanding shares of Class A Common Stock entitled to vote thereon at the Special Meeting is required for approval of the Officer Exculpation Proposal.
The principal terms of the Officer Exculpation Charter Amendment to implement the Officer Exculpation Proposal have been approved by the Board. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Special Meeting, your failure to vote, as well as an abstention from voting and a broker non-vote with respect to the Officer Exculpation Proposal, will have the same effect as a vote against this proposal.
A.Proposal 3 – The Stock Issuance Proposal
The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting, excluding the 77,663,376 Initial Direct Offering Shares previously issued and sold in the Direct Offering, is required for the approval of the Stock Issuance Proposal. Accordingly, your failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Stock Issuance Proposal. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established.

A.Proposal 4 — The Plan Increase Proposal
The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting is required for the approval of the Plan Increase Proposal. Accordingly, your failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Plan Increase Proposal. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established.
A.Proposal 5 — The Adjournment Proposal
The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting is required for the approval of the Adjournment Proposal. Accordingly, your failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Adjournment Proposal. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established.
Q.What constitutes a quorum at the Special Meeting?
A.A majority of the voting power of all outstanding shares of our capital stock entitled to vote must be present in person or by proxy to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining a quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the Record Date, the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of our Class A Common Stock, which represents a majority of the voting power of shares of our capital stock outstanding, would be required to achieve a quorum.
Q.What happens if I sell my shares of Class A Common Stock before the Special Meeting?
A.If you transfer your shares of Class A Common Stock after the Record Date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. If you transfer your shares of Class A Common Stock prior to the Record Date, you will have no right to vote those shares at the Special Meeting.
Q.What will happen if I abstain from voting or fail to vote at the Special Meeting?
A.At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Stock Issuance Proposal, the Plan Increase Proposal or the Adjournment Proposal. However, an abstention or failure to vote will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal or the Officer Exculpation Proposal, as applicable.
Q.What will happen if I sign and return my proxy card without indicating how I wish to vote?
A.Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.
Q.If I am not going to attend the Special Meeting, should I return my proxy card instead?
A.Yes. Whether you plan to attend the Special Meeting or not, please read this proxy statement carefully. If you are our stockholder of record as of the close of business on the Record Date, you can vote by proxy by mail or through the internet by following the instructions provided in the enclosed proxy card. Please note that if you are a beneficial owner of our Class A Common Stock, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting may be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q.What is the difference between a stockholder of record and a “street name” holder?
A.If your shares are registered directly in your name with the Transfer Agent, you are considered the stockholder of record with respect to those shares, and the proxy materials are being provided directly to you. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in “street name.” The proxy materials are being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.
Q.If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?
A.No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee.
We believe that all of the proposals presented to the stockholders at this Special Meeting will be considered non-routine, and therefore your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. Broker non-votes will be counted for the purposes of determining the existence of a quorum, but they will not be counted for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.
Q.How will a broker non-vote impact the results of each proposal?
A.Broker non-votes will count as a vote “AGAINST” the Reverse Stock Split Proposal or the Officer Exculpation Proposal, as applicable, but will not have any effect on the outcome of the Stock Issuance Proposal, the Plan Increase Proposal or the Adjournment Proposal.
Q.May I change my vote after I have returned my signed proxy card or voting instruction form?
A.Yes. If you are a holder of record of our Class A Common Stock as of the close of business on the Record Date, whether you vote by mail, through the internet or by telephone you can change or revoke your proxy before it is voted at the Special Meeting by:
•delivering a signed written notice of revocation to the attention of our Corporate Secretary at GeneDx Holdings Corp., 333 Ludlow Street, North Tower, 6th Floor, Stamford, Connecticut 06902, bearing a date later than the date of the proxy, stating that the proxy is revoked;
•signing and delivering a new proxy, relating to the same shares and bearing a later date;
•submitting another proxy over the internet prior to 11:59 p.m., Eastern Time on [          ]; or
•attending and voting at the Special Meeting and voting, although attendance at the Special Meeting will not, by itself, revoke a proxy.
If you are a beneficial owner of our Class A Common Stock as of the close of business on the Record Date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.
Q.What should I do if I receive more than one set of voting materials?
A.You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.
Q.How will the Company’s directors and officers vote?
A.The Company’s directors and officers will vote affirmatively in favor of each of the proposals.
Q.Do I have appraisal rights if I object to the proposed Reverse Stock Split or the other proposals?
A.No. Appraisal rights are not available to holders of our Class A Common Stock in connection with any of the proposals.
Q.What do I need to do now?
A.You are urged to carefully read and consider the information contained in this proxy statement, including its annexes, and to consider how the proposals will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.
Q.Who will solicit and pay the cost of soliciting proxies for the Special Meeting?
A.The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged D.F. King to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay D.F. King a fee of $7,500, plus disbursements, and will reimburse D.F. King for its reasonable out-of-pocket expenses and indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of our Class A Common Stock for their expenses in forwarding soliciting materials to beneficial owners of our Class A Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies.
Q.Where can I find the voting results of the Special Meeting?
A.We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.
Q.Who can help answer my questions?
A.If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:
333 Ludlow Street
North Tower, 6th Floor
Stamford, Connecticut 06902
Attn: Investor Relations
Email: Investors@GeneDx.com

You may also contact our proxy solicitor at:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders Call (toll-free): (800) 735-3591
Banks and Brokers Call: (212) 269-5550
Email: GeneDx@dfking.com
To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.
You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Shareholder Relations: (800) 509-5586
Email: cstmail@continentalstock.com

PROPOSAL NO. 1 — THE REVERSE STOCK SPLIT PROPOSAL
Background of the Reverse Stock Split
Our Charter currently authorizes the Company to issue a total of 1,001,000,000 shares of capital stock, consisting of 1,000,000,000 shares of Class A Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share.
On February 28, 2023, subject to stockholder approval, the Board approved the Reverse Stock Split Charter Amendment to, at the discretion of the Board, effect the Reverse Stock Split of Class A Common Stock at a ratio of one-for-ten (1:10) to one-for-fifty (1:50), with the exact ratio within such range to be determined by the Board at its discretion. The primary goals of the Reverse Stock Split are to: (i) increase the per share market price of our Class A Common Stock to meet the minimum per share bid price requirements for continued listing on Nasdaq and (ii) effectively increase the number of authorized and unissued shares of our Class A Common Stock available for future issuance after we effect the Reverse Stock Split. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.
If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 50 shares of our outstanding Class A Common Stock would be combined and reclassified into one share of Class A Common Stock. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, our Board will have the sole authority to elect whether or not and when to amend the Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, our Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to increase the trading price of our Class A Common Stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, the per share price of Class A Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of Class A Common Stock following the Reverse Stock Split, as well as the number of authorized and unissued shares of Class A Common Stock available under the Charter prior to the Reverse Stock Split, the number of shares of Class A Common Stock reserved for future issuance prior the Reverse Stock Split and the estimated number of additional shares of Class A Common Stock expected to be required or desirable for the continued growth and development of the Company’s business following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will hold a Board meeting or agree via a unanimous written consent to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “—Determination of the Reverse Stock Split Ratio” and “—Board Discretion to Effect the Reverse Stock Split.”
The text of the Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is attached as Annex A to this proxy statement. If the Reverse Stock Split Proposal is approved by the Company’s stockholders, the Company will have the authority to file the Reverse Stock Split Charter Amendment effecting the Reverse Stock Split with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board deems necessary and advisable. The Board has determined that the Reverse Stock Split Charter Amendment is advisable and in the best interests of the Company and its stockholders and has submitted the Reverse Stock Split Charter Amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Stock Split
Maintain Nasdaq Listing
On the date of the mailing of this proxy statement, our Class A Common Stock was listed on Nasdaq under the symbol “WGS.” Nasdaq Listing Rule 5450(a)(1) requires that our Class A Common Stock must maintain a minimum bid price in excess of $1.00 per share (the “Minimum Bid Price Requirement”). Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our Class A Common Stock on Nasdaq, including the Minimum Bid Price Requirement.
On December 28, 2022, we received a deficiency letter from Nasdaq notifying us that, for 30 consecutive business days, the bid price of our Class A Common Stock had closed below the $1.00 per share Minimum Bid Price Requirement for continued inclusion on Nasdaq. We were provided a compliance period of 180 calendar days, or until June 26, 2023, to regain compliance with the Minimum Bid Price Requirement.
If our Class A Common Stock is delisted from Nasdaq, the Board believes that the trading market for our Class A Common Stock could become significantly less liquid, which could reduce the trading price of our Class A Common Stock and increase the transaction costs of trading in shares of our Class A Common Stock.
If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our Class A Common Stock outstanding and increase the market price of our Class A Common Stock. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our Class A Common Stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. Accordingly, our Board approved the Reverse Stock Split as being in the best interests of the Company.
Effective Increase of Authorized and Unissued Shares
Under our Charter, we are authorized to issue 1,000,000,000 shares of Class A Common Stock. As of January 31, 2023, we had 797,402,731 shares of Class A Common Stock outstanding. In addition, as of January 31, 2023:
•21,994,972 shares of our Class A Common Stock were reserved for issuance upon exercise of our outstanding warrants, including (a) 14,758,305 shares issuable by us upon the exercise of 14,758,305 public warrants (the “Public Warrants”), and (b) 7,236,667 shares issuable by us upon the exercise of 7,236,667 private placement warrants (the “Private Placement Warrants”);
•11,877,813 shares of our Class A Common Stock were reserved for issuance upon exercise of outstanding options under the Mount Sinai Genomics, Inc. 2017 Equity Incentive Plan (the “2017 Plan”);
•28,282,535 shares of our Class A Common Stock were reserved for issuance upon exercise or vesting of outstanding options and restricted stock units (“RSUs”) granted under the 2021 EIP;
•8,898,340 shares of our Class A Common Stock were reserved for issuance upon exercise or vesting of outstanding options and RSUs granted pursuant to inducement awards granted in accordance with Nasdaq Listing Rules (“Inducement Awards”);
•19,021,576 shares of Class A Common Stock were reserved for issuance (a) as earn-out shares (the “Earn-Out Shares”) to certain former stockholders of Mount Sinai Genomics, Inc. d/b/a Sema4 (“Legacy Sema4”) pursuant to that certain Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the “Business Combination Merger Agreement”), by and among CM Life Sciences, Inc. (“CMLS”), S-IV Sub, Inc. and Legacy Sema4 and (b) as earn-out RSU shares (the “Earn-Out RSU Shares”) upon the vesting of certain RSU awards that were granted to certain former equity award holders of Legacy Sema4 and certain employees of the Company pursuant to the Business Combination Merger Agreement (“Earn-Out RSUs”);

•30,864,198 shares of Class A Common Stock (the “Milestone Shares”) were reserved for issuance to OPKO Health, Inc.  (“OPKO”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of January 14, 2022 (as amended, the “Acquisition Merger Agreement”) by and among the Company, Orion Merger Sub I, Inc., Orion Merger Sub II, LLC, GeneDx, Inc., OPKO and GeneDx Holding 2, Inc.; and
•22,336,624 Additional Direct Offering Shares were reserved for issuance pursuant to the Subscription Agreements (as defined herein) entered into in connection with the Direct Offering, which issuance is subject to the approval of our stockholders.
Based upon the foregoing number of outstanding and reserved shares of Class A Common Stock, we have 59,321,211 shares of Class A Common Stock remaining available for other purposes, including shares of Class A Common Stock available for future equity grants under the 2021 EIP and the GeneDx Holdings Corp. 2021 Employee Stock Purchase Plan (the “2021 ESPP”).
Although the number of authorized shares of our Class A Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Class A Common Stock issued and outstanding will be reduced, which will effectively increase the number of authorized and unissued shares of our Class A Common Stock available for future issuance. This effective increase in the number of shares available for issuance will provide the Board with the authority, without further action of the stockholders, to issue additional shares of Class A Common Stock from time to time in such amounts as the Board deems necessary. Without limitation of the foregoing, additional shares may be issued in connection with (1) future merger and acquisition transactions, strategic collaborations and partnerships and/or licensing arrangements involving the issuance of our securities, (2) future capital raising transactions through the sale of Class A Common Stock and/or securities convertible into or exercisable for Class A Common Stock in the private and/or public equity markets; (3) the provision of equity incentives to employees, officers, directors or consultants; and (4) other corporate purposes.
Other Reasons
In addition to the primary goals of maintaining the listing of our Class A Common Stock on Nasdaq and effectively increasing the number of our authorized and unissued shares available for future issuance, the other reasons for effecting the Reverse Stock Split include increasing the per share trading price of our Class A Common Stock in order to:
•broaden the pool of investors that may be interested in investing in our Class A Common Stock by attracting investors who may prefer to invest in shares that trade at higher share prices;
•make our Class A Common Stock a more attractive investment to institutional investors; and
•provide us an opportunity to raise funds to execute our business plan and finance our strategic objectives.
Our Board further believes that an increased stock price may also encourage investor interest and improve the marketability of our Class A Common Stock to a broader range of investors, and thus improve the liquidity of our shares and lower average transaction costs for our stockholders.
Risks Associated with the Reverse Stock Split
The Reverse Stock Split May Not Increase the Price of our Class A Common Stock over the Long-Term. As noted above, one of the principal purposes of the Reverse Stock Split is to increase the trading price of our Class A Common Stock to meet the Minimum Bid Price Requirement. However, the effect of the Reverse Stock Split on the market price of our Class A Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Class A Common Stock will proportionally increase the market price of our Class A Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Class A Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Class A Common Stock. The market price of our Class A Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.
The Reverse Stock Split Will Increase the Number of Authorized and Unissued Shares of Class A Common Stock. As noted above, the other principal purpose of the Reverse Stock Split is to effectively increase the number of our authorized and unissued shares of Class A Common Stock available for future issuance. Because the number of issued and outstanding shares of Class A Common Stock would decrease as a result of the Reverse Stock Split, the number of shares remaining available for issuance under our authorized pool of Class A Common Stock would correspondingly increase.  Future issuances of Class A Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company.
The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of our Board. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.
Although an increase in the authorized shares of Class A Common Stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split Proposal is not in response to any effort of which the Company is aware to accumulate Class A Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.
The Reverse Stock Split May Decrease the Liquidity of our Class A Common Stock. Our Board believes that the Reverse Stock Split may result in an increase in the market price of our Class A Common Stock, which could lead to increased interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Class A Common Stock, which may lead to reduced trading and a smaller number of market makers for our Class A Common Stock, particularly if the price per share of our Class A Common Stock does not increase as a result of the Reverse Stock Split.
The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A Common Stock. A purchase or sale of less than 100 shares of Class A Common Stock may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Class A Common Stock.
The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Class A Common Stock outstanding following the Reverse Stock Split.
Potential Consequences if the Reverse Stock Split Proposal is Not Approved
If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our Class A Common Stock on Nasdaq by increasing the per share trading price of our Class A Common Stock to help ensure a share price high enough to satisfy the $1.00 per share Minimum Bid Price Requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to the risk of delisting from Nasdaq. In addition, if the number of authorized and unissued shares of our Class A Common Stock available for future issuance is not effectively increased as a result of the Reverse Stock Split, we will have less unissued shares available to satisfy our existing contractual obligations and to pursue our continued growth and development.
Determination of the Reverse Stock Split Ratio
Our Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of the Company and its stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than one-for-fifty (1:50).
The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:
•our ability to maintain the listing of our Class A Common Stock on the Nasdaq;
•the per share price of our Class A Common Stock immediately prior to the Reverse Stock Split;
•the expected stability of the per share price of our Class A Common Stock following the Reverse Stock Split;
•the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Class A Common Stock;
•prevailing market conditions;
•general economic conditions in our industry;
•our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split;
•the number of authorized and unissued shares of Class A Common Stock available under our Charter prior to the Reverse Stock Split;
•the number of shares of Class A Common Stock reserved for future issuance prior to the Reverse Stock Split; and
•the estimated number of additional shares of Class A Common Stock our Board expects to be required or desirable for the continued growth and development of our business following the Reverse Stock Split.
We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Board Discretion to Effect the Reverse Stock Split
If the Reverse Stock Split proposal is approved by our stockholders, our Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. Our Board currently intends to effect the Reverse Stock Split. If the trading price of our Class A Common Stock increases without effecting the Reverse Stock Split, and subject to our expected requirements for available authorized and unissued shares of our Class A Common Stock, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Class A Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Class A Common Stock can be maintained above $1.00. There also can be no assurance that our Class A Common Stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to December 31, 2023, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.
The market price of our Class A Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Class A Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Class A Common Stock.
We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Class A Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Class A Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Effectiveness of the Reverse Stock Split
The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of the Reverse Stock Split Charter Amendment in substantially the form of the Reverse Stock Split Charter Amendment attached to this proxy statement as Annex A. The exact timing of the filing of the Reverse Stock Split Charter Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Charter Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. The Board currently intends to effect the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to December 31, 2023, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.
Effects of the Reverse Stock Split on our Capital Stock
Pursuant to the Reverse Stock Split Charter Amendment, each holder of our Class A Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split (“Old Class A Common Stock”) will become the holder of fewer shares of our Class A Common Stock (“New Class A Common Stock”) after consummation of the Reverse Stock Split.
Based on 797,402,731 shares of our Class A Common Stock outstanding as of January 31, 2023, the following table reflects the approximate number of shares of our Class A Common Stock that would be outstanding as a result of the Reverse Stock Split under certain possible exchange ratios within the range of Reverse Stock Split ratios to be approved under the Reverse Stock Split Proposal.

Proposed Ratio (Old Class A Common Stock: New Class A Common Stock)	Percentage Reduction in Outstanding Class A Common Stock	Approximate Number of Shares of Class A Common Stock to be Outstanding after the Reverse Stock Split
10:1	90.00%	79,740,273
15:1	93.33%	53,160,182
20:1	95.00%	39,870,136
25:1	96.00%	31,896,109
30:1	96.67%	26,580,091
35:1	97.14%	22,782,935
40:1	97.50%	19,935,068
45:1	97.78%	17,720,060
50:1	98.00%	15,948,054
The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder’s proportionate equity interest in the Company, except for those stockholders who receive an additional share of our Class A Common Stock in lieu of a fractional share. None of the rights currently accruing to holders of our Class A Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Class A Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to Old Class A Common Stock. The Reverse Stock Split also will have no effect on the number of authorized shares of our Class A Common Stock. The shares of New Class A Common Stock will be fully paid and non-assessable.
The par value per share of our Class A Common Stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet attributable to the Class A Common Stock will be reduced proportionately based on the Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of our Class A Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. As described below under “Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Class A Common Stock and Other Obligations to Issue Class A Common Stock,” the per share exercise price of outstanding option awards and warrants would increase proportionately, and the number of shares of our Class A Common Stock issuable upon the exercise of outstanding options and warrants, or that relate to RSUs and other equity awards would decrease proportionately, in each case based on the Reverse Stock Split ratio selected by our Board. In addition, pursuant to the Business Combination Merger Agreement and the Earn-Out RSU award agreements, as applicable, the number of Earn-Out Shares issuable to certain former stockholders of Legacy Sema4 and the number of Earn-Out RSU Shares issuable to certain former equity award holders of Legacy Sema4 and certain employees of the Company pursuant to the Earn-Out RSUs upon the occurrence of the Triggering Events (as defined in the Business Combination Merger Agreement) specified therein would decrease proportionately, and the Common Share Price (as defined in the Business Combination Merger Agreement) applicable to each Trigger Event would increase proportionately, in each case based on the Reverse Stock Split ratio selected by our Board. Similarly, pursuant to the Acquisition Merger Agreement, the number of Milestone Shares that the Company may issue, in its sole discretion, to OPKO upon the occurrence of the Milestone Events (as defined in the Acquisition Merger Agreement) specified therein would decrease proportionately based on the Reverse Stock Split ratio selected by our Board. Finally, to the extent the Reverse Stock Split is effected prior to the consummation of the issuance and sale of the Additional Direct Offering Shares in the Direct Offering, the per share subscription price payable pursuant to the Subscription Agreements would increase proportionately, and the number of Additional Direct Offering Shares issuable pursuant to the Subscription Agreements would decrease proportionately, in each case based on the Reverse Stock Split ratio selected by our Board. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

As of January 31, 2023, there were no issued or outstanding shares of our preferred stock and no outstanding options or warrants to purchase, or RSUs that maybe settled for, shares of our preferred stock. The Reverse Stock Split will not impact the number of authorized shares of our preferred stock.
As noted above, we are currently authorized to issue a maximum of 1,000,000,000 shares of our Class A Common Stock, and as of January 31, 2023, there were 797,402,731 shares of our Class A Common Stock issued and outstanding. Although the number of authorized shares of our Class A Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Class A Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. As a result, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Class A Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. Conversely, with respect to the number of shares reserved for issuance under, for example, our 2021 EIP and our 2021 ESPP, our Board will proportionately reduce such reserve in accordance with the terms of the 2021 EIP and the 2021 ESPP (including a proportionate reduction in the amount of the Plan Increase if the Plan Increase Proposal is adopted). As of January 31, 2023, there were 43,245,465 shares of Class A Common Stock reserved for issuance under the 2021 EIP, of which 32,130,554 remained available for future awards, and 11,114,911 shares of Class A Common Stock reserved for issuance under the 2021 ESPP, all of which remained available for future purchase rights, and following the Reverse Stock Split, if any, such reserves will be reduced to between 3,213,055 and 642,611 shares of Class A Common Stock under the 2021 EIP and between 1,111,491 and 222,298 shares of Class A Common Stock under the 2021 ESPP, all of which will be available for future purchase rights. Further, if the Plan Increase Proposal is adopted, following the Reverse Stock Split, the additional reserves related to the Plan Increase will be reduced to between 2,600,000 and 520,000 shares.
Following the Reverse Stock Split, our Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate, including, without limitation, in connection with (1) future merger and acquisition transactions, strategic collaborations and partnerships and/or licensing arrangements involving the issuance of our securities, (2) future capital raising transactions through the sale of Class A Common Stock and/or securities convertible into or exercisable for Class A Common Stock in the private and/or public equity markets; (3) the provision of equity incentives to employees, officers, directors or consultants; and (4) other corporate purposes. If the Reverse Stock Split is approved and effected, the Company believes that the availability of the additional authorized shares of Class A Common Stock resulting from the Reverse Stock Split will provide the Company ability to pursue the continued growth and development of its business. If the Company issues additional shares of Class A Common Stock for any of these purposes, the ownership interest of the Company’s current stockholders would be diluted. The Company desires to have the authorized shares available to provide additional flexibility to use our Class A Common Stock for business and financial purposes in the future.
Effects of the Reverse Stock Split on Outstanding Equity Awards and Options and Warrants to Purchase Class A Common Stock and Other Obligations to Issue Class A Common Stock
If the Reverse Stock Split is effected, all outstanding options and warrants (including the outstanding Public Warrants exercisable for up to 14,758,305 shares of our Class A Common Stock, and the outstanding Private Placement Warrants exercisable for up to 7,236,667 shares of our Class A Common Stock) entitling their holders to purchase shares of our Class A Common Stock, as well as RSUs and any other equity awards granted pursuant to, or available under, the 2021 EIP, the 2021 ESPP and the 2017 Plan (collectively, the “Incentive Plans”) or granted as Inducement Awards, as well as the Earn-Out RSUs, will be proportionately reduced, in accordance with the terms of the applicable Incentive Plan and/or award agreements, the warrant agreement (the “Warrant Agreement”) between the Company and Continental, as warrant agent, governing the terms of the Public Warrants and the Private Placement Warrants, or the Business Combination Merger Agreement, as applicable, in the same ratio as the reduction in the number of shares of outstanding Class A Common Stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, as amended (the “Code”). Correspondingly, the per share exercise price of any such options and warrants will be increased in direct proportion to the Reverse Stock Split ratio (rounded up to the nearest whole cent), so that the aggregate dollar amount payable for the purchase of the shares subject to the options and warrants will remain materially unchanged. For example, assuming that we effect the

Reverse Stock Split at a ratio of 1-for-10, and that a warrant holder holds Public Warrants to purchase 1,000 shares of our Class A Common Stock at an exercise price of $11.50 per share, upon the effectiveness of the Reverse Stock Split at such ratio, the number of shares of the Class A Common Stock subject to that option would be reduced to 100 and the exercise price would be proportionately increased to $115.00 per share.
As of January 31, 2023, there were outstanding options to purchase a total of 23,990,368 shares of Class A Common Stock at a weighted average exercise price of $1.62 per share, and outstanding RSUs that may be settled for 25,068,320 shares of Class A Common Stock (excluding Earn-Out RSUs that have not been settled for Earn-Out RSU Shares). If the Reverse Stock Split is effected, the outstanding number of options, warrants and RSUs will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding Class A Common Stock. Correspondingly, the per share exercise price of such options and warrants will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares of Class A Common Stock subject to the options and warrants will remain unchanged.
Further, if the Reverse Stock Split is effected, the number of Earn-Out Shares and Earn-Out RSU Shares issuable under the Business Combination Merger Agreement and the Earn-Out RSU award agreements to certain former stockholders of Legacy Sema4, certain former equity award holders of Legacy Sema4 and certain employees of the Company, as applicable, upon the occurrence of the Triggering Events and the number of Milestone Shares that the Company may issue, in its sole discretion, to OPKO upon the occurrence of the Milestone Events will be proportionately reduced, in accordance with the terms of the Business Combination Merger Agreement and the Acquisition Merger Agreement, as applicable, in the same ratio as the reduction in the number of shares of outstanding Class A Common Stock. Correspondingly, the Common Share Price applicable to each Triggering Event under the Business Combination Merger Agreement will be increased in direct proportion to the Reverse Stock Split ratio. As of January 31, 2023, up to an aggregate of 19,021,576 Earn-Out Shares and Earn-Out RSU Shares were issuable under the Business Combination Merger Agreement and the Earn-Out RSU award agreements upon the occurrence of the Triggering Events, the Common Share Prices applicable to the Triggering Events were $13.00, $15.00 and $18.00 per share, respectively, and up to 30,864,198 Milestone Shares may be issuable, in the Company’s sole discretion, under the Acquisition Merger Agreement upon the occurrence of the Milestone Events.
Finally, if the Reverse Stock Split is effected prior to the consummation of the issuance of the Additional Direct Offering Shares in the Direct Offering, the number of the 22,336,624 Additional Direct Offering Shares issuable pursuant to the Subscription Agreements will be proportionately reduced, in accordance with the terms of the Subscription Agreements in the same ratio as the reduction in the number of shares of outstanding Class A Common Stock. Correspondingly, the $0.35 per share subscription price of the Additional Direct Offering Shares will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the Additional Direct Offering Shares will remain unchanged.
Effects of the Reverse Stock Split on Registered and Beneficial Stockholders
Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of our Class A Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Class A Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Class A Common Stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Class A Common Stock with a bank, broker or other nominee, and have any questions in this regard, the Company encourages you to contact your nominee.
Effects of the Reverse Stock Split on “Book-Entry” Stockholders of Record
The Company’s stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our Class A Common Stock. They are, however, provided with a statement reflecting the number of shares of Class A Common Stock registered in their accounts.

If you hold registered shares of Old Class A Common Stock in a book-entry form, you do not need to take any action to receive your shares of New Class A Common Stock in registered book-entry form, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of shares of New Class A Common Stock you hold.
Effects of the Reverse Stock Split on Registered Certificated Shares
Some stockholders of record hold their shares of our Class A Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our Class A Common Stock are held in certificate form, you will receive a transmittal letter from the Transfer Agent as soon as practicable after the effective time of the Reverse Stock Split, if any. The transmittal letter will be accompanied by instructions specifying how to exchange your certificate representing the Old Class A Common Stock for a statement of holding or a certificate of New Class A Common Stock.
STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Other Effects of the Reverse Stock Split on Shares of Class A Common Stock Issued and Outstanding
With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our Class A Common Stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.
Our Class A Common Stock is currently registered under Section 12(b) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the proposed Reverse Stock Split will not affect the registration of our Class A Common Stock under the Exchange Act or our periodic or other reporting requirements thereunder.
Anti-Takeover Effects
We have not proposed the Reverse Stock Split, with its corresponding increase in the authorized and unissued number of shares of Class A Common Stock, with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company.
Fractional Shares
Fractional shares will not be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise hold a fractional share of Class A Common Stock as a result of the Reverse Stock Split will receive one share of Class A Common Stock in lieu of such fractional share. If such shares are subject to an award granted under the Incentive Plans, each fractional share of Class A Common Stock will be rounded down to the nearest whole share of Class A Common Stock in order to comply with the requirements of Sections 409A and 424 of the Code.
Appraisal Rights
Under the DGCL, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.
Regulatory Approvals
The Reverse Stock Split will not be consummated, if at all, until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below). This discussion is included for general information purposes only, does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances, and does not describe any potential state, local, or foreign tax consequences. This discussion is based on the Code, current Treasury Regulations and administrative and court decisions and interpretations, all as in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis, or different interpretation. Any such changes could affect the continuing validity of this discussion. There can be no assurance the U.S. Internal Revenue Service (the “IRS”) or a court will not take a contrary position to that discussed below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below.
STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.
This discussion does not address tax consequences to stockholders that are subject to special tax rules, including, without limitation: banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares or equity awards in connection with employment or other performance of services (who will not incur a taxable event in connection with the Reverse Stock Split), broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities. This summary also assumes that the Old Class A Common Stock shares were, and the New Class A Common Stock shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.
As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;
•a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
•an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.
Other than with respect to any stockholder that receives a full share for a fractional share (which will not apply to outstanding equity awards granted under the Incentive Plans), a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of shares of New Class A Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Old Class A Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of New Class A Common Stock received pursuant to the Reverse Stock Split (including any fractional shares) will equal the stockholder’s aggregate basis in the Old Class A Common Stock exchanged therefore and will be allocated among the shares of New Class A Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Old Class A Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the shares of New Class A Common Stock received in exchange therefor in the Reverse Stock Split. A stockholder’s holding period in the shares of New Class A Common Stock received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the shares of Old Class A Common Stock surrendered in exchange therefore, provided the shares of Old Class A Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split.
No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Vote Required for Approval
This Reverse Stock Split Proposal will be adopted and approved only if holders of a majority our outstanding shares of Class A Common Stock entitled to vote thereon at the Special Meeting vote “FOR” the Reverse Stock Split Proposal at the Special Meeting. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Special Meeting, your failure to vote, as well as an abstention from voting and a broker non-vote with respect to the Reverse Stock Split Proposal, will have the same effect as a vote against this proposal.
Recommendation of the Board
OUR BOARD RECOMMENDS
THAT OUR STOCKHOLDERS VOTE “FOR”
THE REVERSE STOCK SPLIT PROPOSAL.
We do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our stockholders.

PROPOSAL NO. 2 – OFFICER EXCULPATION PROPOSAL
Background of Officer Exculpation
The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain of their officers in limited circumstances. In light of this update, we are proposing to amend the Charter to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law.
On February 28, 2023, subject to stockholder approval, the Board approved the Officer Exculpation Charter Amendment to exculpate certain of the Company’s officers from personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duty of care. Article VIII of our Charter currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DCGL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for officers for breach of the fiduciary duty (the “Section 102(b)(7) Amendment”).
As is currently the case with directors under the Charter, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. Our Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, our Board believes that this Proposal 2, which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7) Amendment, is fair and in the best interests of the Company and its stockholders.
The text of the Officer Exculpation Charter Amendment to exculpate certain of the Company’s officers from liability in specific circumstances is attached as Annex B to this proxy statement. If the Officer Exculpation Proposal is approved by the Company’s stockholders, the Company will have the authority to file the Officer Exculpation Charter Amendment so exculpating such officers with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Officer Exculpation Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board deems necessary and advisable. The Board has determined that the Officer Exculpation Charter Amendment is advisable and in the best interests of the Company and its stockholders and has submitted the Officer Exculpation Charter Amendment for consideration by our stockholders at the Special Meeting.
Vote Required for Approval
This Officer Exculpation Proposal will be adopted and approved only if holders of a majority our outstanding shares of Class A Common Stock entitled to vote thereon at the Special Meeting vote “FOR” the Officer Exculpation Proposal at the Special Meeting. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Special Meeting, your failure to vote, as well as an abstention from voting and a broker non-vote with respect to the Officer Exculpation Proposal, will have the same effect as a vote against this proposal.
OUR BOARD RECOMMENDS
THAT OUR STOCKHOLDERS VOTE “FOR”
THE OFFICER EXCLUPATION PROPOSAL.
We do not believe that our executive officers or directors have substantial interests in this proposal, except for our executive officers who will benefit from the exculpation provided for in the Officer Exculpation Charter Amendment.

PROPOSAL NO. 3 — THE STOCK ISSUANCE PROPOSAL
Background
The Offerings of $150.0  million Shares of Class A Common Stock
On January 26, 2023, the Company entered into the following agreements in connection with the Offerings of an aggregate of 428,571,429 shares (the “Shares”) of its Class A Common Stock at an offering price of $0.35 per share for $150.0 million of gross proceeds: (i) an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, the underwriter and sole book-running manager (the “Underwriter”), relating to the Underwritten Offering of 328,571,429 shares of Class A Common Stock for approximately $115.0 million of gross proceeds and (ii) subscription agreements (the “Subscription Agreements”) with Corvex Master Fund LP, Corvex Select Equity Master Fund LP, and Corvex Dynamic Equity Select Master Fund LP (collectively, the “Corvex Funds”), which are institutional investors affiliated with Keith Meister, a member of the Board, relating to the Direct Offering of 100,000,000 shares of Class A Common Stock for approximately $35.0 million of gross proceeds comprising (A) 77,663,376 Initial Direct Offering Shares for approximately $27.2 million of gross proceeds and (B) 22,336,624 Additional Direct Offering Shares for approximately $7.8 million of gross proceeds, the issuance of which is subject to stockholder approval to satisfy Nasdaq Listing Rule 5635(d) as describe in more detail below. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 49,285,714 shares of Class A Common Stock at the same price (the “Underwriter’s Option”). On January 27, 2023, the Underwriter partially exercised the option to purchase an additional 185,000 shares of Class A Common Stock.
The Offerings were made pursuant to the shelf registration statement on Form S-3 (File No. 333-267112) and related prospectus that was filed by the Company with the SEC on August 26, 2022 and was declared effective on September 7, 2022, as well as a prospectus supplement in connection with the Underwritten Offering and a prospectus supplement in connection with the Direct Offering, respectively, in each case filed with the SEC. The Underwritten Offering and the closing of the Initial Direct Offering Shares in the Direct Offering took place on January 31, 2023.
The Company engaged Jefferies LLC as our exclusive placement agent in connection with the Direct Offering and Cowen and Company, LLC served as an independent financial advisor in connection with the Offerings.
Direct Offering Subscription Agreements
In connection with the Direct Offering, the Corvex Funds executed Subscription Agreements to purchase an aggregate of 100,000,000 shares of our Class A Common Stock at $0.35 per share, for an aggregate purchase price of $35.0  million. The following table sets forth the aggregate number of shares of our Class A Common Stock that we expect to issue the Corvex Funds in the Direct Offering:

Corvex Fund	Initial Direct Offering Shares	Additional Direct Offering Shares	Aggregate Gross Proceeds
Corvex Master Fund LP	25,007,607	7,192,393	$11,270,000
Corvex Select Equity Master Fund LP	47,374,659	13,625,341	$21,350,000
Corvex Dynamic Equity Select Master Fund LP	5,281,110	1,518,890	$2,380,000
Total:	77,663,376	22,336,624	$35,000,000
The Subscription Agreements provide that, in the event the Company effects, among other changes to our Class A Common Stock, a reverse stock split, the number of shares and the purchase price thereof will be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by the Subscription Agreements prior to such reverse stock split.
The Subscription Agreements contain customary representations, warranties, and agreements by the Company, including, as described in more detail below, an agreement that the Company use reasonable best efforts to cause the approval of the issuance of the Additional Direct Offering Shares by the Company’s stockholders under applicable Nasdaq Listing Rules.
Pursuant to the Subscription Agreements, each Corvex Fund has agreed that, subject to certain exceptions, during the period beginning from the date of the Subscription Agreement and continuing to and including the date six months after the date of this prospectus supplement (such period, the “Lock-Up Period”), such investor shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Class A Common Stock, or any options or warrants to purchase any shares of Class A Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock (such shares of Class A Common Stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the investor, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the investor or someone other than the investor), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Class A Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above.
Why We are Seeking Stockholder Approval of the Stock Issuance Proposal
Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of shares in a transaction, other than a public offering (as interpreted under Nasdaq Listing Rule 5635(d)), involving the sale, issuance or potential issuance by the Company of Class A Common Stock, which equals 20% or more of the Class A Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the Class A Common Stock for the five trading days immediately preceding the signing of the binding agreement for the transaction (the “Minimum Price”).
The Direct Offering is not considered a public offering under Nasdaq Listing Rule 5635(d), the offering price per share was below the Minimum Price at the time of the pricing of the Offerings and the signing of the Subscription Agreements and the issuance and sale of the Additional Direct Offering Shares in the Direct Offering would result in the issuance of 20% or more the Class A Common Stock outstanding. Accordingly, in light of Nasdaq Listing Rule 5635(d), the Subscription Agreements provide that the issuance and sale of the Additional Direct Offering Shares are conditioned on the receipt by the Company of the approval of its stockholders as required by Nasdaq or evidence reasonably satisfactory to the Corvex Funds of the waiver of such approval requirement (the “Shareholder Approval Condition”). Further, pursuant to the Subscription Agreements, the Company agreed to use its reasonable best efforts to satisfy the Shareholder Approval Condition. The Corvex Funds are entitled to terminate their obligations to acquire the Additional Direct Offering Shares if the Shareholder Approval Condition has not been satisfied by October 26, 2023.
Additional Information
This summary is intended to provide you with basic information concerning the Subscription Agreements. On January 30, 2023, we filed with the SEC a Current Report on Form 8-K (the “Form 8-K”) that described the terms of the Offerings. We filed as Exhibit 10.1 to the Form 8-K the form of Subscription Agreement entered into with each Corvex Fund.

Effect on Current Stockholders if the Stock Issuance Proposal is Approved
The Additional Direct Offering Shares issuable to the Corvex Funds would have the same rights and privileges as each share of our currently outstanding Class A Common Stock. The issuance of the Additional Direct Offering Shares to the Corvex Funds pursuant to the terms of the Subscription Agreements will not affect the rights of the holders of our outstanding Class A Common Stock, but such issuance will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of the Additional Direct Offering Shares issuable to the Corvex Funds following the expiration of the Lock-Up Period could adversely affect prevailing market prices of our shares of Class A Common Stock.
Effect on Current Stockholders if the Stock Issuance Proposal is Not Approved
The Company is not seeking the approval of its stockholders to authorize its entry into the Subscription Agreements and any related documents, as the Company has already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve the Stock Issuance Proposal will not negate the existing terms of the documents, which will remain binding obligations of the Company. In particular, the Company has already issued the Initial Direct Offering Shares to the Corvex Funds and will have no obligation to return the Initial Direct Offering Shares if the Stock Issuance Proposal is not approved.
If the stockholders do not approve the Stock Issuance Proposal, the Company will be unable to issue the Additional Direct Offering Shares. Accordingly, if stockholder approval of the Stock Issuance Proposal is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The Company expects to receive gross proceeds of $7,817,818.40 upon issuance of the Additional Direct Offering Shares.
Interests of Certain Persons in the Direct Offering
Other than Keith Meister, our directors and executive officers have no substantial interests, directly or indirectly, in the Direct Offering. As noted above, Mr. Meister is affiliated with the Corvex Funds.
Vote Required for Approval
The approval of the Stock Issuance Approval requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting, excluding the 77,663,376 Initial Direct Offering Shares previously issued and sold in the Direct Offering. Accordingly, a Company stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Stock Issuance Proposal. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established.
In accordance with applicable Nasdaq Listing Rules, the holders of the Initial Direct Offering Shares purchased in the Direct Offering are not entitled to vote such shares on the Stock Issuance Proposal.
Recommendation of our Board
OUR BOARD RECOMMENDS
THAT OUR STOCKHOLDERS VOTE “FOR”
THE STOCK ISSUANCE PROPOSAL.
Other than as described above under Interests of Certain Persons in the Direct Offering, we do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our stockholders.

PROPOSAL NO. 4 – THE PLAN INCREASE PROPOSAL
Background of the Plan Increase
On February 28, 2023, subject to stockholder approval, the Board adopted the Amended and Restated 2021 Equity Incentive Plan (the “Restated 2021 EIP”). If our stockholders do not approve the Plan Increase Proposal, then the 2021 EIP will continue without the amendments in accordance with its terms. The purpose of the 2021 EIP is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success.
Amendment to the 2021 EIP
The principal terms of the Restated 2021 EIP are summarized below. This summary is not a complete description of the Restated 2021 EIP, and it is qualified in its entirety by reference to the complete text of the Restated 2021 EIP document. The Restated 2021 EIP is attached as Annex C to this proxy statement.
The following is the primary amendment to the 2021 EIP contained in the Restated 2021 EIP:
•an increase to the available share reserve by 26,000,000 shares of our Class A Common Stock (for a cumulative aggregate share authorization of 86,398,568, before taking into account any shares that have been or are eligible to be added to the plan pursuant to the “pour over” provision as described below in “—Share Reserve”); and
•certain clarifying changes.
Why We are Seeking Stockholder Approval of the Plan Increase Proposal
Equity Compensation Is a Critical Element of Our Compensation Policy.
We believe that long-term incentive compensation programs align the interests of management, employees and stockholders to create long-term stockholder value. We strongly believe that the approval of the Restated 2021 EIP is essential to our continued success, because we otherwise may not have sufficient shares available under our 2021 EIP to attract and retain new employees or to motivate and retain our existing employees. This is particularly critical since our employees are our most valuable asset.
Accordingly, approving the Restated 2021 EIP is in the best interest of our stockholders because equity awards help us to:
•attract, motivate and retain talented employees;
•align employee and stockholder interests;
•link employee compensation with company performance; and
•maintain a culture based on employee stock ownership.
The Restated 2021 EIP Conforms to Best Practices in Equity Incentive Plans.
We believe the Restated 2021 EIP conforms to best practices in equity incentive plans in that it:
•contains:
◦a limitation of $750,000 on the grant date fair value of equity awards combined with cash compensation that may be granted to any non-employee director in any calendar year, increased to $1,000,000 to a newly appointed or elected non-employee director in the calendar year of his or her initial services;
◦a provision providing that any equity awards issued will be subject to any clawback or recoupment policies in effect or as may be amended or adopted from time to time; and

◦a limitation on the transferability of awards, since generally awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, except by will or the laws of descent and distribution.
•does not contain:
◦single-trigger vesting acceleration rights, other than on a limited basis for non-employee directors; or
◦tax gross-ups.
Current 2021 EIP Information.
As of January 31, 2023, there were 797,402,731 total shares of our Class A Common Stock outstanding. Also as of January 31, 2023, there were (i) 7,180,423 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.89 per share and weighted-average remaining term of 8.26 years, (ii) 20,481,935 shares subject to outstanding RSUs with no exercise price, (iii) up to a maximum of 620,177 shares subject to outstanding performance share units (“PSUs”), (iv) 32,130,554 available for grant under the 2021 EIP, and (vi) no shares available for grant under the 2017 Plan. The closing market price of our common stock on January 31, 2023, was $0.4248.
We Carefully Consider and Forecast Our Need for Shares.
We are requesting approval of an increase of 26,000,000 shares for the Restated 2021 EIP to cover anticipated equity awards, such as those for potential special retention needs, refresh awards, new hires and non-employee director grants.
Our Compensation Committee thoughtfully administers our equity incentive programs to manage potential stockholder dilution and to this end our Compensation Committee considered our “overhang” in evaluating the impact of the Restated 2021 EIP on our stockholders.
Potential Dilution.
We define “overhang” as the stock options outstanding but not exercised and outstanding full value awards (which include RSUs), plus shares available to be granted as equity awards, divided by the total number of shares of Class A Common Stock outstanding. The overhang measures the potential dilutive effect of outstanding equity awards under our 2021 EIP plus shares available for grant under our 2021 EIP. Please see the table below for a breakdown of these categories as of January 31, 2023. Based on the values included in the table below, our fully-diluted overhang rate as of January 31, 2023 was 10.18%. If approved, the new shares reserved for issuance under the Restated 2021 EIP would represent an additional potential equity dilution of approximately 3.26%. Estimated overhang dilution rates noted herein include outstanding options and full value awards issued under the 2021 EIP, with performance based awards included at “target” (or at “maximum” if there is no “target”), and equity awards granted as “inducement” awards outside of the 2021 EIP, and do not include an adjustment for any shares returned to the 2021 EIP or as a result of the forfeiture, lapse, repurchase or other termination of awards, and exclude potential dilution resulting from shares issued pursuant to Earn-Out RSUs or our 2021 ESPP.

Outstanding options under all plans	Weighted-average exercise price of options	Weighted-average remaining term of options	Full value awards outstanding under all plans (including RSUs and PSUs)	Number of shares available for grant under all plans
23,990,368	$1.62	6.54	25,068,320	32,130,554
Purpose of the Restated 2021 EIP
Our Board adopted the Restated 2021 EIP to provide a means to retain the services of our employees, directors, consultants, independent contractors and advisors, and those of any parent or subsidiary of ours, to attract and retain the new talent to our company that we will require to execute our strategy and grow our business, and to provide a means by which these eligible individuals may be given an opportunity to benefit from increases in the value of our

Class A Common Stock through the grant of equity awards, thereby aligning the long-term compensation and interests of those individuals with our stockholders.
We will continue to review our compensation plans and strategies as our business evolves and will continue to use equity and performance-based incentives to drive accountability by our leadership team and to reward for sustained strong performance. We believe that increasing the number of shares available for grant under the Restated 2021 EIP will enable us to continue to provide competitive equity compensation to our employees and directors while continuing to comply with best practices for equity incentive plan grant practices.
Share Reserve
As of January 31, 2023, there were 32,130,554 shares of Class A Common Stock available for future grant under our 2021 EIP.
If stockholders approve the Restated 2021 EIP, the share reserve will increase by 26,000,000 shares of our Class A Common Stock, and the cumulative aggregate share authorization under the Restated 2021 EIP will increase to 86,398,568 shares, plus (i) any future shares added pursuant to the Restated 2021 EIP’s “evergreen” provision (the “Evergreen Provision”) until its expiration in January 2031 and (ii) any shares that have been, or are eligible to be, added to the plan pursuant to the “pour over” provision in connection with our 2017 Plan, which allows us to add to the Restated 2021 EIP any shares that were subject to a stock options or awards granted under our 2017 Plan that are cancelled, expired, or terminated after July 22, 2021.
Pursuant to the Evergreen Provision, the number of shares of Class A Common Stock reserved for issuance under our 2021 EIP has increased, or will increase, automatically on the first day of January of each of 2022 through 2031 by the lesser of (i) 5% of the total outstanding shares of our Class A Common Stock as of the immediately preceding December 31 and (ii) the number of shares determined by our Board. The Evergreen Provision will not be modified or extended under the Restated 2021 EIP.
In addition, the following shares of our Class A Common Stock will be available for grant and issuance under our Restated 2021 EIP:
•shares surrendered pursuant to an exchange program;
•shares subject to an option or stock appreciation right granted under our Restated 2021 EIP that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;
•shares used to satisfy the tax withholding obligations for RSU awards; provided, however, that only shares used to satisfy the minimum tax withholding obligations for RSU awards will again be available for future grant and issuance under the Restated 2021 EIP;
•shares subject to an award granted under our Restated 2021 EIP that are subsequently forfeited or repurchased by us at the original issue price; and
•shares subject to an award granted under our Restated 2021 EIP that otherwise terminates without shares being issued.
To the extent an award under the Restated 2021 EIP is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance thereunder.
Eligibility
Our Restated 2021 EIP provides for the grant of awards to our employees, directors, non-employee directors and consultants, provided the directors, consultants, independent contractors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. As of January 31, 2023, we had five (5) executive officers, seven (7) non-employee directors eligible to participate in the Restated 2021 EIP. Our approximately 1,100 other employees are also eligible to participate in the Restated 2021 EIP.

Participant and Non-Employee Director Share Limits
Non-employee directors are eligible to receive any type of award offered under the Restated 2021 EIP except for incentive stock options (“ISOs”). Currently, the aggregate number of shares of our Class A Common Stock that may be subject to awards granted to any one non-employee director pursuant to the 2021 EIP in any calendar year shall not exceed such number of shares with an aggregate grant-date value that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $750,000, increased to $1,000,000 in the calendar year of his or her initial services as a non-employee director.
Administration
Our Restated 2021 EIP is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws, or by our Board acting in place of our Compensation Committee. The Compensation Committee has the authority to construe and interpret our Restated 2021 EIP, grant awards, and make all other determinations necessary or advisable for the administration of the Restated 2021 EIP.
Equity Awards
The Restated 2021 EIP permits us to grant the following types of awards:
Stock Options. Options may vest based on time or achievement of performance conditions. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. Options granted under our Restated 2021 EIP generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or disability or for such shorter or longer period as our Compensation Committee may provide. Stock options generally terminate immediately upon termination of employment for cause. The maximum term of options granted under our Restated 2021 EIP is ten years. The exercise price of stock options must be at least equal to the fair market value of our Class A Common Stock on the date of grant. The Restated 2021 EIP provides for the grant of ISO, and nonqualified stock options (“NSOs”). ISOs may be granted only to our employees or employees of our parent, subsidiaries or affiliates. NSOs may be granted to eligible employees, consultants and directors or any of our parent, subsidiaries or affiliates. Our Compensation Committee determines the terms of each option award, provided that ISOs are subject to statutory limitations. Our Compensation Committee also determines the exercise price for a stock option, provided that the exercise price of an option may not be less than the fair market value of our Class A Common Stock on the date of grant (with certain additional requirements for certain ISOs).
Restricted Stock Awards. A restricted stock award is an offer by us to sell shares of our Class A Common Stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price, if any, of a restricted stock award will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the holder no longer provides services to us, and unvested shares will be forfeited to or repurchased by us following such termination.
Stock Appreciation Rights. Stock appreciation rights (“SARs”) provide for a payment or payments in cash or shares of our Class A Common Stock to the holder based upon the difference between the fair market value of our Class A Common Stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares. Stock appreciation rights may vest based on time or achievement of performance conditions. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the holder no longer provides services to us, and unvested shares will be forfeited to us following such termination.
Restricted Stock Units. RSUs represent the right to receive shares of our Class A Common Stock at a specified date in the future, subject to forfeiture of that right upon the earlier termination of employment or upon failure to achieve certain performance conditions or time-based vesting requirements. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our

Class A Common Stock (which may be subject to additional restrictions), cash or a combination of our Class A Common Stock and cash.
Performance Awards. A performance award is an award of a cash bonus or a bonus denominated in shares or units that is subject to performance factors. The award of performance shares may be settled in cash or by issuance of those shares (which may consist of restricted stock). The Restated 2021 EIP provides for the grant of performance shares, performance units and cash-settled performance awards. These awards are subject to forfeiture because of termination of employment or failure to achieve the performance conditions.
Stock Bonus Awards. Stock bonus awards may be granted as additional compensation for past service or performance, in the form of cash, Class A Common Stock or a combination thereof, and may be subject to restrictions, which may vest based on time or achievement of performance conditions. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the holder no longer provides services to us, and unvested shares will be forfeited to us following such termination.
Dividend equivalents rights. Our Board or the compensation committee thereof may permit participants holding RSUs to receive dividend equivalent payments if and when dividends are paid to stockholders. In the discretion of our board or the compensation committee thereof, such dividend equivalent payments may be paid in cash or shares of our Class A Common Stock and may either be paid at the same time as dividend payments are made to stockholders or delayed until shares are issued pursuant to the RSU grants and may be subject to the same vesting or performance requirements as the RSUs.
Performance Criteria
Our Compensation Committee may establish performance goals by selecting from one or more of the following performance criteria: (i) profit before tax, (ii) billings, (iii) revenue (iv) net revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization), (vi) operating income, (vii) operating margin, (viii) operating profit, (ix) controllable operating profit or net operating profit, (x) net profit, (xi) gross margin, (xii) operating expenses or operating expenses as a percentage of revenue, (xiii) net income, (xiv) earnings per share, (xv) total stockholder return, (xvi) market share, (xvii) return on assets or net assets, (xviii) our stock price, (xix) growth in stockholder value relative to a pre-determined index, (xx) return on equity, (xxi) return on invested capital, (xxii) cash flow (including free cash flow or operating cash flows), (xxiii) cash conversion cycle, (xxiv) economic value added, (xxv) individual confidential business objectives, (xxvi) contract awards or backlog, (xxvii) overhead or other expense reduction, (xxviii) credit rating, (xxix) strategic plan development and implementation, (xxx) succession plan development and implementation, (xxxi) improvement in workforce diversity, (xxxii) customer indicators and/or satisfaction, (xxxiii) new product invention or innovation, (xxxiv) attainment of research and development milestones, (xxxv) improvements in productivity, (xxxvi) bookings, (xxxvii) attainment of objective operating goals and employee metrics, (xxxviii) sales, (xxxix) expenses, (xl) balance of cash, cash equivalents and marketable securities, (xli) completion of an identified special project, (xlii) completion of a joint venture or other corporate transaction, (xliii) employee satisfaction and/or retention, (xliv) research and development expenses, (xlv) working capital targets and changes in working capital, and (xlvi) any other metric that is capable of measurement as determined by our Compensation Committee.
Adjustment
In the event there is a specified type of change in our capital structure without our receipt of consideration, such as the Reverse Stock Split discussed in detail under the Reverse Stock Split Proposal, then (i) the number and class of shares reserved for issuance and future grant under our Restated 2021 EIP, (ii) the exercise prices of and number and class of shares subject to outstanding options and stock appreciation rights, (iii) the number and class of shares subject to other outstanding awards, and (iv) the maximum number and class of shares that may be issued as ISOs shall be proportionately adjusted, subject to any required action by our Board or our stockholders and in compliance with applicable securities laws; provided that fractions of a share will not be issued.

Foreign Award Recipients
In order to comply with the laws in other countries in which we and our subsidiaries and affiliates operate or have employees or other individuals eligible for awards, our Compensation Committee will have the power and authority to modify the terms and conditions of any award granted to individuals outside the United States to comply with applicable foreign laws, policies, customs and practices, establish subplans and modify exercise procedures and other terms and procedures, and take any action that our Compensation Committee determines to be necessary or advisable to comply with any local governmental regulatory exemptions or approvals.
Clawback
All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by our Board or the Compensation Committee thereof or required by law during the term of service of the participant, to the extent set forth in such policy or applicable agreement.
Transferability of Awards
Awards granted under our Restated 2021 EIP may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our Compensation Committee. Unless otherwise permitted by our Compensation Committee, awards may be exercised during the lifetime of the participant only by the participant or the participant’s guardian or legal representative.
Change in Control
In the event of a corporate transaction (as defined in our Restated 2021 EIP), the agreement evidencing the corporate transaction shall provide for the continuation, assumption or substitution of any or all outstanding awards by the successor corporation, the successor corporation may substitute equivalent awards for those outstanding under our Restated 2021 EIP or provide substantially similar consideration to the holders of outstanding awards as was provided to our stockholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of our outstanding shares held by the Restated 2021 EIP participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. The agreement may also provide for the full or partial acceleration of the exercisability or vesting and accelerated expiration of any or all outstanding awards.
In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace, or substitute awards, as provided above, pursuant to a corporate transaction, a Restated 2021 EIP participant will be notified that such award will be exercisable for a period of time determined by our Compensation Committee, and such award will terminate upon the expiration of such period. Awards need not be treated similarly in a corporate transaction.
Notwithstanding the foregoing, in the event of a corporate transaction, all awards granted to non-employee members of the Board will accelerate vesting and become exercisable in full prior to the consummation of the proposed corporate transaction, at such times and on such conditions determined by our Compensation Committee. The performance goals applicable to the performance-based restricted stock units granted to our Executive Chairman would also be deemed to have been achieved at 100% of target performance in the event of a corporate transaction.
Payment for Purchase of Shares of our Class A Common Stock
Payment for shares of our Class A Common Stock purchased pursuant to our Restated 2021 EIP may be made in cash (or permitted cash equivalent) or, where expressly approved by the Compensation Committee and where permitted by law (and to the extent not otherwise set forth in the applicable award agreement): (i) by cancellation of indebtedness, (ii) by surrender of shares, (iii) by waiver of compensation due or accrued for services rendered, (iv) through a broker-assisted sale or other cashless exercise program, (v) by any combination of the foregoing, or (vi) by any other method permitted by law.

Sub-plans
Subject to the terms of the Restated 2021 EIP, the plan administrator may establish a sub-plan under the Restated 2021 EIP and/or modify the terms of awards granted to participants outside of the United States to comply with any laws or regulations applicable to any such jurisdiction.
Duration, Termination and Amendment
Our Compensation Committee may terminate or amend the Restated 2021 EIP at any time; provided, however, that the committee will not, without the approval of our stockholders, amend the Restated 2021 EIP in any manner that requires stockholder approval. Unless sooner terminated, the Restated 2021 EIP will expire on July 22, 2031.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to the types of equity awards that may be granted under the Restated 2021 EIP. This summary addresses general tax principles and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.
Nonqualified Stock Options, Stock Appreciation Rights. A recipient of an NSO or stock appreciation right will not recognize taxable income upon the grant of those awards. However, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized on a subsequent disposition of the shares of Class A Common Stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Incentive Stock Options. Neither the grant nor the exercise of an ISO will generally result in any taxable income to the recipient, except that the alternative minimum tax may apply at the time of exercise. The recipient will recognize a capital gain or loss on a later sale or other disposition of such shares provided that he or she does not dispose of such shares within two years from the date the option was granted or within one year after the shares were acquired by the recipient. If the shares are not held for the holding period described above, the recipient will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price or (ii) the difference between the sales price and the exercise price. Any gain or loss recognized on a subsequent disposition of the shares of Class A Common Stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Restricted Stock Units. A holder of RSUs does not recognize taxable income when the RSUs are granted. The recipient of the award generally will recognize ordinary income in each year in which the units vest in an amount equal to the fair market value of the shares of Class A Common Stock received. Any gain or loss recognized on a subsequent disposition of the shares of Class A Common Stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Other Awards. The grant of Restricted Stock Awards, Stock Bonus Awards and Performance Awards will generally not be a taxable event. Generally, the recipient will recognize ordinary income equal to the excess of the fair market value over the price paid, if any, in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (unless, with respect to an award of restricted stock, the recipient elects to accelerate tax recognition as of the date of grant).
In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m), as applicable, and the relevant income tax regulations. Code Section 162(m) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. We may from time to time pay compensation to our executives that may not be deductible if our Compensation Committee believes that doing so is in the best interests of our stockholders.

ERISA Information. The Restated 2021 EIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Equity Compensation Plan Information
Equity Compensation Plan Table
The following table sets forth certain information, as of December 31, 2022, concerning securities authorized for issuance under all of our Incentive Plans, as well as the Earn-Out RSUs and Inducement Awards. The 2021 EIP and 2021 ESPP contain “evergreen” provisions, pursuant to which on January 1st of each year we automatically add 5% and 1%, respectively, of our shares of Class A Common Stock outstanding on the preceding December 31st to the shares reserved for issuance under the 2021 EIP and 2021 ESPP. In addition, pursuant to a “pour over” provision in our 2021 EIP, options that were cancelled, expired or terminated under the 2017 Plan were added to the number of shares reserved for issuance under our 2021 EIP.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	7,335,373		$2.9158	31,313,725	(3)
Equity compensation plans not approved by security holders	19,099,772	(4)	$0.9900	4,844,550	(5)
Total	26,435,145			36,158,275
__________________
(1)Consists of options to purchase shares of our Class A Common Stock.
(2)The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding RSU or PSU awards, which have no exercise price.
(3)Consists of 23,463,749 shares underlying RSU awards representing the right to acquire shares of our Class A Common Stock, 7,229,799 shares remaining available for issuance under the 2021 ESPP, and 620,177 shares underlying PSU awards representing the right to acquire shares of our Class A Common Stock. On January 9, 2023, an additional 19,425,557 shares became available for future issuance under the 2021 EIP and an additional 3,885,112 became available for issuance under the 2021 ESPP, both pursuant to each plan’s evergreen provisions.
(4)Consists of (i) outstanding stock options that were assumed in connection with the business combination between CMLS and Legacy Sema4 (the “Business Combination”); (ii) Inducement Option Awards granted in accordance with Nasdaq Listing Rules; and (iii) earn-out RSU of 792,642 as of December 31, 2022 with no material changes during the month of January 2023. No additional awards may be granted under the 2017 Plan pursuant to which such assumed stock options were initially granted.
(5)Consists of (i) the Earn-Out RSUs granted in connection with the Business Combination and (ii) Inducement RSU Awards granted in accordance with Nasdaq Listing Rules.

Effect on Current Stockholders if the Plan Increase Proposal is Not Approved
If our stockholders do not approve the Restated 2021 EIP, our plans to operate our business would be materially adversely affected because we otherwise may not have sufficient shares available under our 2021 EIP to attract and retain new employees or to motivate and retain our existing employees. Additionally, if the shares available for grant under the 2021 EIP are not increased, we may need to use inducement awards—without a stockholder approved plan—to grant awards to newly hired employees and find other ways to retain our current employees, as they are not eligible to receive non-plan awards due to rules put in place by Nasdaq with respect to non-stockholder approved plans. This could require us to offer material cash-based incentives as well as annual cash incentive bonus plans for our eligible officers rather than utilizing performance awards to compete for talent, which could have a significant impact upon our quarterly results of operations and balance sheet. Moreover, this would not be competitive with most of our peer companies with which we compete for talent. We believe that a cash-based incentive program for all of our executive leadership would not have significant long-term retention value and would not serve to align our employees’ interests as closely with those of our stockholders in the absence of equity incentives.

Our future success depends heavily on our ability to attract and retain high caliber employees. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to hire and motivate the quality personnel we need to compete.
For these reasons, we request that our stockholders approve the Restated 2021 EIP. If the Restated 2021 EIP is not approved, we do not expect to be able to offer competitive equity packages to retain our current employees and hire new employees.
Interests of Certain Persons in the Plan Increase Proposal
Our named executive officers and members of our Board have an interest in this proposal by virtue of their being eligible to receive equity awards under the Restated 2021 EIP.
The Restated 2021 EIP does not provide for set benefits or amounts of awards. On March 16, 2023, the Compensation Committee approved awards to our officers contingent upon the approval of the Restated 2021 EIP by our stockholders, which are summarized below under “—New Plan Benefits Table.” Further, as discussed in further detail in the section entitled “Executive Compensation—Director Compensation”, each non-employee director who will remain a non-employee director after the annual stockholders meeting is entitled to receive stock options and RSUs having an aggregate grant date fair value of $200,000. Such awards will be granted under the Restated 2021 EIP. All other future awards to our directors, executive officers, employees and consultants under the Restated 2021 EIP are discretionary and cannot be determined at this time.
New Plan Benefits Table
The following table sets forth the number of shares of Class A Common Stock underlying awards approved by the Compensation Committee to be issued to the officers of the Company under the Restated 2021 EIP upon the approval of the Restated 2021 EIP by our stockholders. Also included in the following table is the dollar-value of the shares of Class A Common Stock underlying awards that would be granted to directors of the Company under our non-employee director compensation policy upon the approval of the Restated 2021 EIP by our stockholders. Please see “Executive Compensation—Director Compensation—Non-Employee Director Compensation Policy” for additional information regarding our non-employee director compensation policy.

Name and Position	Number of Shares Underlying Awards	Dollar Value ($)
Katherine Stueland, Chief Executive Officer	9,900,000	$—
Jason Ryan, Executive Chair of the Board	2,200,000	$—
Kevin Feeley, Chief Financial Officer	3,800,000	$—
Kareem Saad, Chief Transformation Officer	2,700,000	$—
Karen White, Chief People Officer	1,800,000	$—
All current executive officers (5 persons)	20,400,000	$—
All current non-employee directors (7 persons)	—	$1,400,000
All current employees (excluding executive officers and directors)	0	$—
Vote Required for Approval
The approval of the Plan Increase Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Plan Increase Proposal. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established.

Recommendation of the Board
OUR BOARD RECOMMENDS
THAT OUR STOCKHOLDERS VOTE “FOR”
THE PLAN INCREASE PROPOSAL.
Other than as described above under Interests of Certain Persons in the Plan Increase Proposal, we do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our stockholders.

PROPOSAL NO. 5 — THE ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with the approval of the Reverse Stock Split Proposal, the Officer Exculpation Proposal, the Stock Issuance Proposal or the Plan Increase Proposal at the Special Meeting.
Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority in voting power of our outstanding Class A Common Stock will vote against the Reverse Stock Split Proposal or the Officer Exculpation Proposal or a majority in voting power of the votes to be cast by holders of our outstanding Class A Common Stock will vote against the Stock Issuance Proposal or the Plan Increase Proposal, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split Proposal, the Officer Exculpation Proposal, the Stock Issuance Proposal or the Plan Increase Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal, the Officer Exculpation Proposal, the Stock Issuance Proposal or the Plan Increase Proposal.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal, the Officer Exculpation Proposal, the Stock Issuance Proposal or the Plan Increase Proposal presented at the Special Meeting. Consequently, our Board may not be able to effect the Reverse Stock Split, which could expose us to the risk of delisting from Nasdaq, we may not be able to exculpate certain of our officers or we may not be able to issue and sell the Additional Direct Offering Shares. See “Proposal No. 1—The Reverse Stock Split Proposal—Potential Consequences if the Reverse Stock Split Proposal is Not Approved, Proposal No. 2 — The Officer Exculpation Proposal, Proposal No. 3 — The Stock Issuance Proposal—Effect on Current Stockholders if the Stock Issuance Proposal is Not Approved and Proposal No. 4 — The Plan Increase Proposal—Effect on Current Stockholders if the Plan Increase Proposal is Not Approved.”
Vote Required for Approval
The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Adjournment Proposal. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established.
Recommendation of the Board
OUR BOARD RECOMMENDS
THAT OUR STOCKHOLDERS VOTE “FOR”
THE ADJOURNMENT PROPOSAL.
We do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our stockholders.

EXECUTIVE COMPENSATION
Executive Compensation Overview
Objectives of our Executive Compensation Program
The main objectives of our executive compensation program are to create a competitive total rewards package to attract, retain and incent qualified executive officers who will lead us to long-term success and enhance stockholder value based on the balanced attainment of short-term performance objectives and long-term strategic goals. Each element of our compensation program supports these objectives.
Compensation of our Named Executive Officers
The following tables and accompanying narrative disclosure set forth information about the compensation earned by our named executive officers for the year ended December 31, 2022, who were:
•Katherine Stueland, our Chief Executive Officer,
•Eric Schadt, Ph.D., our former Chief Executive Officer, President, and Chief Research & Development Officer,
•Jason Ryan, our Executive Chair of the Board, and
•Kevin Feeley, our Chief Financial Officer.
The named executive officers’ compensation primarily consists of (1) base salary, (2) annual discretionary cash bonus and (3) equity incentive awards. Our named executive officers, during their employment with us, are also eligible to participate in the same retirement and health and welfare benefit plans as its other full-time employees.
2022 Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our named executive officers during the year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Katherine Stueland Chief Executive Officer and Director (4)	2022	453,557	573,800	5,545,707		5,397,726	11,563	11,982,353
Eric Schadt, Ph.D. Former Chief Executive Officer, President, Chief Research & Development Officer and Director (5)	2022	430,962	—	1,116,215		1,302,504	311,931	3,161,612
	2021	650,000	513,000	10,699,239		3,867,064	41,533	15,770,836
Jason Ryan Executive Chair of the Board	2022	510,923	108,000	1,658,374	(7)	876,649	39,515	3,193,461
Kevin Feeley Chief Financial Officer (6)	2022	294,231	191,300	1,605,679		1,542,770	23,700	3,657,680
__________________
(1)The amounts reported reflect the annual performance-based cash bonus amounts awarded to our named executive officers for their service in 2022. For additional information regarding the bonus compensation, see “—2022 Bonuses.”
(2)Amounts represent the grant date fair value of the restricted stock units and stock options awarded to the named executive officer during 2022 in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in determining the grant date fair value of the restricted stock units and stock options are set forth in Note 11 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. In determining the total value of the equity awards, we have considered all grants issued during the year as earned by the respective executive officers.
(3)The amounts reported in this column represent our matching contributions made on behalf of our named executive officers under our 401(k) plan, other personal benefits including reimbursement for travel costs in the amount of $51,419, and severance payments (see below).

(4)Ms. Stueland joined the Company in April 2022.
(5)Dr. Schadt left the Company in August 2022. Amounts reported under the “All Other Compensation” column includes a severance payment pursuant to our separation agreement with Dr. Schadt.
(6)Mr. Feeley joined the Company in April 2022 and became Chief Financial Officer in August 2022.
(7)On December 9, 2022, 620,177 PSUs were granted and are included herein. Additionally, on December 31, 2022, 126,980 PSUs granted in January 2022 which were subject to both service and performance-based vesting conditions were all forfeited due to the established performance goals not being achieved.
Narrative Disclosure to the Summary Compensation Table
2022 Bonuses
Under their employment agreements, Ms. Stueland and Mr. Feeley are entitled to receive annual bonuses based on the achievement of certain corporate and individual performance objectives. For the 2022 bonuses, the target annual bonuses for Ms. Stueland and Mr. Feeley were equal to 100% and 50%, respectively, of their respective annual base salaries. We also awarded a discretionary bonus to Mr. Ryan in 2023 in recognition of Mr. Ryan’s contributions to the Company in 2022 and his new role as Executive Chairman.
2022 Equity Awards
Our company offers stock options as well as service-based RSUs to our named executive officers as the long-term incentive component of our compensation program. Stock options allow employees to purchase shares of our Class A Common Stock at a price per share at least equal to the fair market value of our Class A Common Stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. All of our named executive officers received RSU awards in recognition of their service to us and to further incentivize continued performance. Generally, our equity-based awards vest over four years, subject to the employee’s continued employment with us on each vesting date. In 2022, annual awards of RSU were made in the form of time-based awards, and time-based and performance-based awards in the case of the Executive Chairman.
Performance-Based Equity Awards
In January 2022, we awarded 126,980 performance-based RSUs to Mr. Ryan that were eligible to vest on December 31, 2022 based on the achievement of certain corporate and financial objectives. The Company awarded these performance-based awards to better align the compensation of Mr. Ryan with his responsibilities in connection with the short-term performance of the Company. These performance-based RSUs were all forfeited due to the established performance goals not being achieved. In December 2022, we awarded Mr. Ryan 620,177 performance-based RSUs that are eligible to vest on December 31, 2023 based on the achievement of the financial performance goals applicable to our 2023 annual incentive program.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2022.

			Option Awards(1)			Stock Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(*)
Katherine Stueland	04/29/2022	(2)	—	3,551,136	$2.20	05/01/2032	—	—
	04/29/2022	(2)	—	—	—	—	2,045,454	$539,591
	12/09/2022	(3)	—	—	—	—	3,456,536	$911,834
Eric Schadt	06/01/2017	(4)	2,264,674	—	$0.1529	05/31/2027	—	—
	10/17/2019	(5)	271,141	—	$0.7659	10/16/2029	—	—
	10/17/2019	(5)	750,485	—	$0.7659	10/16/2029	—	—
	02/18/2020	(5)	1,733,604	—	$0.7659	12/31/2023	—	—
	04/04/2022	(5)	39,710	—	$3.05	12/31/2023	—	—
Jason Ryan	10/15/2021	(6)	22,286	—	$7.79	10/14/2031	—	—
	10/15/2021	(7)	8,666	13,620	$7.79	10/14/2031	—	—
	01/18/2022	(8)	429,730	—	$3.45	01/17/2032	—	—
	10/15/2021	(7)	—	—	—	—	8,558	$2,258
	12/09/2022	(8)	—	—	—	—	718,753	$189,607
	12/09/2022	(9)	—	—	—	—	620,177	$163,603
Kevin Feeley	04/29/2022	(2)	690,498	—	$2.20	05/01/2032	—	—
	09/01/2022	(3)	657,617	41,101	$0.99	08/31/2032	—	—
	04/29/2022	(2)	—	—	—	—	397,727	$104,920
	09/01/2022	(3)	—	—	—	—	355,113	$93,679
	12/09/2022	(3)	—	—	—	—	1,300,000	$342,940
__________________
*The closing market price of our Class A Common Stock on December 31, 2022 was $0.2638 per share.
(1)The outstanding stock options were granted under our 2021 Equity Incentive Plan. Legacy Sema4’s 2017 Equity Incentive Plan and pursuant to our prior merger agreements, as applicable. The outstanding RSUs were granted under our 2021 Equity Incentive Plan and pursuant to our prior merger agreements, as applicable.
(2)1/4th of the total shares underlying the stock options vest on April 29, 2023, 1/4th of the total shares underlying the stock options vest on April 29, 2024, and 1/16th of the total shares underlying the stock option vest on each quarterly anniversary thereof through April 29, 2026.
(3)These stock options and restricted stock units vest in quarterly installments over a four-year period.
(4)The shares underlying the stock option are fully vested.
(5)These stock options vested in quarterly installments over a four-year period. Dr. Schadt left the Company in August 2022.
(6)These stock options were granted to Mr. Ryan in connection with his service as a member of our board of directors, prior to his appointment as our Executive Chairman. These stock options vested on the earlier of (i) the date of the next annual meeting of the Company’s shareholders following the grant date and (i) the first anniversary of the grant date.
(7)These stock options and restricted stock units were granted to Mr. Ryan in connection with his service as a member of our board of directors, prior to his appointment as our Executive Chairman. The stock options will vest in equal monthly installments over the three-year period following the grant date, and the restricted stock units will vest in equal annual installments over the three-year period following the grant date, in each case so long as Mr. Ryan continues to provide services to the Company through such vesting date.
(8)The shares underlying the stock option fully vested on December 31, 2022.
(9)These restricted stock units vest on December 31, 2023, subject to the achievement of performance goals. In the event of a change in control, the performance goals would be deemed achieved at 100% of target.

Employment Agreements with Our Current Named Executive Officers
Each of our current named executive officers has entered into an employment agreement with us that provides for at-will employment and includes each named executive officer’s base salary, standard employee benefit plan participation and, in the case of Ms. Stueland and Mr. Feeley, a discretionary annual bonus. The employment agreements provide for an annual base salary of $675,000 and a target annual bonus of 100% of annual base salary, in the case of Ms. Stueland, an annual base salary of $450,000 and a target annual bonus of 50% of annual base salary, in the case of Mr. Feeley, and an annual base salary of $540,000 in the case of Mr. Ryan. The employment agreements also provide for the potential payments and benefits upon a termination of employment or in connection with a change in control as described below in “—Potential Payments upon Termination or Change in Control.” For more information, see “—Outstanding Equity Awards at 2022 Fiscal Year-End.” We expect to enter into an amendment to Mr. Ryan’s employment agreement to provide for an annual base salary of $337,500 in conjunction with a reduction in the time that Mr. Ryan is expected to devote to his role as Executive Chairman in 2023, as well as a target annual bonus of 100% of annual base salary.
Potential Payments upon Termination or Change in Control
Pursuant to her employment agreement, if Ms. Stueland is terminated without “cause” or resigns for “good reason” (as such terms are defined in her employment agreement) other than in connection with a change in control, she will be entitled to receive 24 months of base salary continuation and 12 months of continued coverage under our group health benefit plans, subject to her execution of a release of claims. If instead such termination occurs within the period commencing three months prior to (or the date on which the Company has commenced engagement with a change in control counterparty, if later) and ending 12 months following a change in control, she will be entitled to receive 24 months of base salary continuation, a lump sum payment equal to two times her target annual bonus, 24 months of continued coverage under our group health benefit plans, and accelerated vesting of her outstanding equity-based compensation awards, subject to her execution of a release of claims. As described above in “—Outstanding Equity Awards at 2022 Fiscal Year-End”, a portion of the stock options held by Ms. Stueland would vest upon a change in control transaction.
Pursuant to his employment agreement, if Mr. Feeley is terminated without “cause” or resigns for “good reason” (as such terms are defined in his employment agreement) other than in connection with a change in control, he will be entitled to receive 9 months of base salary continuation and 12 months of continued coverage under our group health benefit plans, subject to his execution of a release of claims. If instead such termination occurs within the 12-month period following a change in control, he will be entitled to receive 12 months of base salary continuation, a lump sum payment equal to one times his target annual bonus, 12 months of continued coverage under our group health benefit plans, and accelerated vesting of his outstanding equity-based compensation awards, subject to his execution of a release of claims.
Pursuant to his employment agreement, if Mr. Ryan is terminated without “cause” or resigns for “good reason” (as such terms are defined in his employment agreement), he will be entitled to receive base salary continuation until December 31, 2023 and continued coverage under our group health benefit plans until December 31, 2023, subject to his execution of a release of claims. In addition, the performance goals applicable to the performance-based restricted stock units granted to Mr. Ryan would be deemed to have been achieved at 100% of the target performance in the event of a change in control.
Separation Agreement with Our Former Named Executive Officer
In connection with Dr. Schadt’s departure from our company in August 2022, we and Dr. Schadt entered into a separation agreement (the “Separation Agreement”), pursuant to which Dr. Schadt is entitled to receive the following severance benefits in exchange for his execution of release of claims:
•a severance payment equal to 24 months of Dr. Schadt’s annual base salary;
•24 months of reimbursement of COBRA continuation benefits; and
•an extended period to exercise certain of Dr. Schadt’s vested stock options through December 31, 2023.

Equity Compensation Plans and Other Benefit Plans
2021 Equity Incentive Plan
Our 2021 Equity Incentive Plan, or the 2021 EIP, was adopted by our Board and approved by our stockholders in July 2021. The 2021 EIP (as amended by the Restated 2021 EIP) is discussed in further detail in the section titled “Proposal No. 4 – The Plan Increase Proposal.”
2017 Stock Incentive Plan
Legacy Sema4’s 2017 Plan was adopted by Legacy Sema4’s board of directors and approved by its stockholders in April 2017. The 2017 Plan allowed for the grant of stock options, stock appreciation rights, restricted stock, and RSUs. As of December 31, 2022, we had 14,167,640 shares of our Class A Common Stock reserved for issuance pursuant to outstanding awards granted under the 2017 Plan. We terminated the 2017 Plan upon the effective date of the 2021 EIP, which was July 22, 2021. Any awards granted under the 2017 Plan that remained outstanding as of such date continue to be subject to the terms of the 2017 Plan and applicable award agreements until such awards are exercised or amended or until they terminate or expire by their terms.
2021 Employee Stock Purchase Plan
The 2021 ESPP was adopted by our Board and approved by our stockholders in July 2021. The following summarizes the material terms of the 2021 ESPP. This summary is qualified in its entirety to the full text of the 2021 ESPP. We have not yet established an offering period under the 2021 ESPP.
Shares Reserved. We have initially reserved 4,804,011 shares of our Class A Common Stock equal for issuance and sale under the 2021 ESPP. The number of shares reserved for issuance and sale under our 2021 ESPP will increase automatically on January 1 of each of 2022 through 2031 by the number of shares equal to 1% of the aggregate number of outstanding shares of all classes of our Class A Common Stock as of the immediately preceding December 31, or a lesser number as may be determined by our compensation committee, or by our Board acting in place of our compensation committee. Subject to stock splits, recapitalizations, or similar events, no more than the number of shares of our Class A Common Stock equal to ten times the initial 2021 ESPP share reserve may be issued over the term of the 2021 ESPP. On January 25, 2022, an additional 2,425,788 shares became available for future issuance under the plan’s evergreen provision. Additionally, on January 9, 2023, an incremental 3,885,112 shares became available for future issuance under the 2021 ESPP pursuant to the plan’s evergreen provision.
Administration. Our 2021 ESPP will be administered by our compensation committee, or by our Board acting in place of our compensation committee, subject to the terms and conditions of the 2021 ESPP. Among other things, the administrator will have the authority to determine eligibility for participation in the 2021 ESPP, designate separate offerings under the plan, and construe, interpret and apply the terms of the plan.
Eligibility. Employees eligible to participate in any offering pursuant to the 2021 ESPP generally include any employee that is employed by us or certain of our designated subsidiaries at the beginning of the offering period. However, the administrator may exclude employees who do not meet eligibility requirements that our compensation committee may choose to impose (within the limits permitted by the Code), are customarily employed for 20 hours or less per week, are customarily employed for five months or less in a calendar year or certain highly-compensated employees as determined in accordance with applicable tax laws. In addition, any employee who owns (or is deemed to own because of attribution rules) 5% or more of the total combined voting power or value of all classes of our capital stock, or the capital stock of one of our qualifying subsidiaries, or who will own such amount because of participation in the 2021 ESPP, will not be eligible to participate in the 2021 ESPP. The administrator may impose additional restrictions on eligibility from time to time.
Offering Periods; Enrollment. Under our 2021 ESPP, eligible employees will be offered the option to purchase shares of our Class A Common Stock at a discount over a series of offering periods through accumulated payroll deductions over the period. The length of the offering periods under 2021 ESPP will be determined by the plan administrator and may be up to twenty-seven (27) months long. Each offering period may itself consist of one or more purchase periods. When the first offering period commences, our employees who meet the eligibility requirements for participation in that offering period will be eligible to enroll. For subsequent offering periods, new participants will be required to enroll in a timely manner. Once an employee is enrolled, participation will be automatic in subsequence offering periods. Participation in the 2021 ESPP ends automatically upon a participant’s termination of employment. A participant may withdraw his or her participation from the 2021 ESPP at any time by submitting written notice to the company.
Offerings; Contributions; Limitations. The purchase price for shares purchased under the 2021 ESPP during any given purchase period will be 85% of the lesser of the fair market value of our Class A Common Stock on (i) the first trading day of the applicable offering period or (ii) the last trading day of the purchase period. The 2021 ESPP permits participants to purchase shares of our Class A Common Stock through payroll deductions of a percentage of their eligible compensation, which may not be less than one percent (1%) and may be up to a maximum of fifteen percent (15%) or such lower limit set by the plan administrator. No participant may purchase more than 2,500 shares of our Class A Common Stock during any one purchase period, and may not subscribe for more than $25,000 in fair market value of shares of our Class A Common Stock (determined as of the date the offering period commences) in any calendar year in which the offering is in effect. The administrator in its discretion, may set a lower maximum number of shares which may be purchased.
Adjustments upon recapitalization. If the number of outstanding shares of our Class A Common Stock is changed by stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure without consideration, then the administrator will proportionately adjust the number and class of common stock that is available under the 2021 ESPP, the purchase price and number of shares any participant has elected to purchase as well as the maximum number of shares which may be purchased by participants.
Corporate Transaction. If the post-combination company experiences a corporate transaction as determined under the terms of the 2021 ESPP, any offering period then in effect will be shortened and terminated on a final purchase date established by the administrator. The final purchase date will occur on or prior to the effective date of change of control transaction, and our 2021 ESPP will terminate on the closing of the change of control.
Transferability. Participants may generally not assign, transfer, pledge or otherwise dispose of payroll deductions credited to his or her account, or any rights with regard to an election to purchase shares pursuant to the 2021 ESPP other than by will or the laws of descent or distribution.
Amendment; Termination. The board or compensation committee may amend, suspend or terminate the 2021 ESPP at any time without stockholder consent, except as to the extent such amendment would increase the number of shares available for issuance under the 2021 ESPP, change the class or designation of employees eligible for participation in the plan or otherwise as required by law. If the 2021 ESPP is terminated, the administrator may elect to terminate all outstanding offering periods immediately, upon the next purchase date (which may be sooner than originally scheduled) or upon the last day of such offering period. If any offering period is terminated prior to its scheduled completion, all amounts credited to participants which have not been used to purchase shares will be returned to participants as soon as administratively practicable. Unless earlier terminated, the 2021 ESPP will terminated upon the earlier to occur of the issuance of all shares of common stock reserved for issuance under the 2021 ESPP, or the 10th anniversary of the effective date.
401(k) Plan
We sponsor a retirement savings plan established on January 1, 2018 that is intended to qualify for favorable tax treatment under Section 401(a) of the IRC, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the IRC. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the IRC. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. The plan provides for employer safe harbor matching contributions equal to 100% of an employee’s salary deferrals that do not exceed 5% of the employee’s compensation. An employee’s interest in his or her deferrals and safe harbor matching contributions is 100% vested when contributed.

Other Benefits
Our named executive officers, while employed by us, are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans. We generally do not provide our named executive officers with perquisites or other personal benefits. However, we do reimburse our named executive officers for their necessary and reasonable business and travel expenses incurred in connection with their services to us.
2022 Inducement Awards
To induce the individuals to accept employment with the Company, we granted 4,932,132 stock options to purchase Class A Common Stock to three (3) newly-hired employees and RSUs to purchase an aggregate of 4,285,208 shares of Class A Common Stock to eighty (80) newly-hired employees on May 2, 2022. The foregoing included inducement stock options to purchase an aggregate of 3,551,136 shares of Class A Common Stock and 2,045,454 restricted stock units granted to Ms. Stueland as an inducement material to the employment of Ms. Stueland as the Chief Executive Officer of the Company, and inducement stock options to purchase an aggregate of 690,498 shares of Class A Common Stock and 397,727 restricted stock units granted to Mr. Feeley as an inducement material to the employment of Mr. Feeley as Head of GeneDx prior to becoming Chief Financial Officer of the Company.
Compensation Committee Interlocks and Insider Participation
The directors who were members of our compensation committee during 2022 were Joshua Ruch, Rachel Sherman and Eli Casdin. None of them at any time has been one of our officers or employees. None of our executive officers serves, or in the past has served, as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving on our Board or our compensation committee.
Director Compensation
Non-Employee Director Compensation Policy
We adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Our non-employee directors will receive an annual cash retainer of $40,000, payable quarterly, and a grant of stock options and RSUs with an aggregate grant-date value of $200,000, which will vest on the earlier of the first anniversary of the grant date and the next annual meeting of our stockholders. New non-employee directors will receive a grant of stock options RSUs upon joining our Board with an aggregate grant-date value of $400,000, which will vest over the three-year period following the grant date.
Members of our audit committee will receive an additional annual cash retainer of $10,000, and the chairperson of our audit committee will receive an additional cash retainer of $20,000 (in lieu of the annual retainer for membership on the audit committee). Members of our compensation committee will receive an additional annual cash retainer of $7,500, and the chairperson of our compensation committee will receive an additional cash retainer of $15,000 (in lieu of the annual retainer for membership on the compensation committee). Members of our nominating and governance committee will receive an additional annual cash retainer of $5,000, and the chairperson of our nominating and governance committee will receive an additional cash retainer of $10,000 (in lieu of the annual retainer for membership on the compensation committee).
Executive Chairman Compensation
In January 2022, our Board appointed Jason Ryan as Executive Chairman and entered into an executive chairman agreement (the “Executive Chairman Agreement”) with Mr. Ryan. Prior to this appointment, Mr. Ryan served as a non-employee director of our Board. The Executive Chairman Agreement provides for an annual base salary of $540,000. In connection with the appointment, we issued to our Executive Chairman an option to purchase 429,730 shares of our Class A Common Stock, 247,525 service-based RSUs and 126,980 performance-based restricted stock units, which service-based RSUs fully vested on December 31, 2022 and which performance-based restricted stock units were all forfeited due to the established performance goals not being achieved. We expect to enter into an amendment to the Executive Chairman Agreement to provide for an annual base salary of $337,500 in conjunction with a reduction in the time that Mr. Ryan is expected to devote to his role as Executive Chairman in 2023, as well as a target annual bonus of 100% of annual base salary.
2022 Director Compensation Table
The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2022. Ms. Stueland and Mr. Ryan did not receive any compensation for their service as a director during fiscal year 2022, while also serving as Chief Executive Officer and Executive Chairman, respectively. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our Board) or any equity or non-equity awards in the year ended December 31, 2022. Please see the section entitled “Executive Compensation—2022 Summary Compensation Table” for a summary of payments made to Ms. Stueland and Mr. Ryan.

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)(4)	Restricted Stock and Other Securities ($)(1)(4)	All Other Compensation ($)	Total($)
Joshua Ruch	60,000	112,847	99,999	—	272,846
Dennis Charney, M.D.	—	—	—	—	—
Eli D. Casdin	49,375	112,847	99,999	—	262,221
Emily Leproust, Ph.D.	50,000	112,847	99,999	—	262,846
Keith Meister	60,000	112,847	99,999	—	272,846
Rachel Sherman, M.D., M.P.H., F.A.C.P.	57,500	112,847	99,999	—	270,346
Richard Pfenninger, Jr.	30,000	230,429	200,000	—	460,429
Nat Turner (2)	11,875	—	—	—	11,875
Michael Pellini, M.D. (3)	40,000	112,847	99,999	—	252,846
__________________
(1)The amounts reported in this column represent the aggregate grant date fair value of the awards granted under the 2021 EIP to our directors during the year ended December 31, 2022, as computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of the awards reported in the Option Awards and Restricted Stock and Other Securities columns are set forth in Note 11 to our financial statements included elsewhere in this proxy statement. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards granted during the year, and do not necessarily correspond to the actual economic value that may be received by the director from the awards.
(2)Mr. Turner resigned from the Board on April 29, 2022.
(3)Mr. Pellini resigned from the Board on February 14, 2023.
(4)The following table sets forth information regarding the aggregate number of shares of our Class A Common Stock underlying outstanding stock options held by our non-employee directors as of December 31, 2022 and the aggregate number of unvested shares of our Class A Common Stock underlying outstanding RSU awards held by our non-employee directors as of December 31, 2022:

Name	Shares Underlying Unexercised Stock Options	Unvested Shares of Restricted Stock Units
Joshua Ruch	123,486	54,012
Dennis Charney, M.D.	—	—
Eli D. Casdin	101,200	45,454
Emily Leproust, Ph.D.	101,200	45,454
Keith Meister	78,914	45,454
Richard Pfenninger, Jr.	157,828	90,909
Rachel Sherman, M.D., M.P.H., F.A.C.P.	464,423	45,454

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock as of January 31, 2023, by:
•each stockholder known by us to be the beneficial owner of more than 5% of our Class A Common Stock;
•each of our named executive officers;
•each of our directors; and
•all of our current directors and executive officers as a group.
Percentage ownership of our Class A Common Stock is based on 797,402,731 shares of our Class A Common Stock outstanding on January 31, 2023. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire a security, such as through the exercise of warrants or stock options or the vesting of RSUs, within 60 days of the date above. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the date above or subject to RSUs that vest within 60 days of such date are considered outstanding and beneficially owned by the person holding such warrants, options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o GeneDx Holdings Corp., 333 Ludlow Street, North Tower, 6th Floor, Stamford, Connecticut 06902.

Name of Beneficial Owners	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock
5% Stockholders:
Entities affiliated with Blackstone Group Inc. (1)	27,557,993	3.5%
Entities affiliated with Deerfield Management Company, L.P. (2)	57,192,101	7.2%
Icahn School of Medicine at Mount Sinai (3)	123,176,901	15.4%
OPKO Health, Inc. (4)	94,285,714	11.8%
Entities affiliated with Casdin Partners Master Fund, L.P.(5)	102,151,785	12.8%
Corvex Management, L.P. (6)	86,811,516	10.9%
Directors and Named Executive Officers:
Katherine Stueland (7)	401,218	*
Eric Schadt (8)	7,969,526	1.0%
Jason Ryan (9)	652,165	*
Kevin Feeley (10)	202,335	*
Dennis Charney	—	*
Eli D. Casdin (11)	119,895,040	15.0%
Emily Leproust (12)	226,788	*
Keith Meister (13)	104,541,935	13.1%
Joshua Ruch (14)	6,460,637	*
Rachel Sherman (15)	307,535	*
Richard Pfenniger, Jr. (16)	48,225	*
All Current Directors and Executive Officers as a Group (12 Individuals) (17)	233,374,932	29.3%
__________________
*Less than one percent.
(1)Based solely on the information set forth in a Schedule 13D/A filed with the SEC on February 3, 2023 by Blackstone Holding III L.P. Consists of (i) 26,839,187 shares of Class A Common Stock held by BTO Sema4 Holdings L.P., (ii) 555,497 shares of Class A Common Stock held by Blackstone Tactical Opportunities Fund - FD L.P., (iii) 162,309 shares of Class A Common Stock held by Blackstone Family Tactical Opportunities Investment Partnership III ESC L.P., and (iv) (a) 0 shares of Class A Common Stock and (b) warrants to purchase 245.375 shares of Class A Common Stock which are exercisable within 60 days of January 31, 2023 held by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV. BTO Holdings Manager L.L.C. is the general partner of BTO Sema4 Holdings L.P. Blackstone Tactical Opportunities Associates L.L.C. is the managing member of BTO Holdings Manager L.L.C. BTOA L.L.C. is the sole member of Blackstone Tactical Opportunities Associates L.L.C. Blackstone Holdings III L.P. is the managing member of BTOA L.L.C. Blackstone Tactical Opportunities Associates III - NQ L.P. is the general partner of Blackstone Tactical Opportunities Fund - FD L.P. BTO DE GP - NQ L.L.C. is the general partner of Blackstone Tactical Opportunities Associates III - NQ L.P. Blackstone Holdings II L.P. is the managing member of BTO DE GP - NQ L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Alternative Solutions L.L.C. is the investment manager of Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. BTO Side-by-Side GP L.L.C. is the general partner of Blackstone Family Tactical Opportunities Investment Partnership III ESC L.P. Blackstone Holdings III L.P. is the sole member of BTO Side-by-Side GP L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the shares directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such shares. The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(2)Based solely on the information set forth in a Schedule 13G/A filed with the SEC on February 1, 2023 by James E. Flynn. Consists of 57,192.101 shares of Class A Common Stock held by Deerfield Partners, L.P. (“Deerfield Partners”). Deerfield Management Company, L.P. (“Deerfield Management”) is the investment manager of Deerfield Partners and Deerfield Private Design Fund V, L.P. (“DPDF”).

Deerfield Mgmt, L.P. (“Deerfield Mgmt”) is the general partner of Deerfield Partners. Deerfield Mgmt V, L.P. (“Deerfield Mgmt V”) is the general partner of DPDF. James E. Flynn is the sole member of the general partner of each of Deerfield Management, Deerfield Mgmt and Deerfield Mgmt V. Deerfield Management, Deerfield Mgmt and Mr. Flynn may be deemed to beneficially own the securities held by Deerfield Partners. Deerfield Management, Deerfield Mgmt V and Mr. Flynn may be deemed to beneficially own the securities held by DPDF. The address for each of Deerfield Partners, DPDF, Deerfield Management, Deerfield Mgmt, Deerfield Mgmt V and Mr. Flynn is 345 Park Avenue South, New York, New York 10010.
(3)Based solely on the information set forth in a Schedule 13D/A filed with the SEC on February 6, 2023 by Icahn School of Medicine at Mount Sinai (“ISMMS”). Consists of 123,176,901 shares of Class A Common Stock held by ISMMS. The shares are held by ISMMS, a New York Education Corporation. The responsibility and authority for the voting and investment decisions with respect to the shares held by ISMMS is vested in those persons who from time to time are the executive officers of ISMMS under the oversight and direction of its board of directors and its sole member, Mount Sinai Health System, Inc., a New York Not-for-Profit Corporation. The address for Icahn School of Medicine at Mount Sinai is One Gustave L. Levy Place, New York, New York 10029.
(4)Consists of 94,285,714 shares of Class A Common Stock.
(5)Consists of 102,151,785 shares of Class A Common Stock of which Casdin Partners Master Fund, LP as holder of 87,866,042 shares and Casdin Partners FO1-MSV LP as holder of 14,285,743 shares. Casdin Capital, LLC is the investment adviser to Casdin Partners Master Fund, LP and Casdin Partners FO1-MSV LP, and Casdin Partners GP, LLC is the general partner of Casdin Partners Master Fund LP and Casdin Partners FO1-MSV LP. Eli Casdin is the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. As such, each of the foregoing may be deemed to have or share beneficial ownership of the Common Stock held directly by Casdin Partners Master Fund, LP.
(6)Based solely on the information set forth in a Schedule 13D/A filed with the SEC on February 1, 2023 by CMLS Holdings LLC. Consists of 86,811,516 shares of Class A Common Stock held indirectly by Corvex Management, L.P., which may be deemed to be indirectly beneficially owned by Keith Meister by virtue of Mr. Meister’s control of the general partner of Corvex Management, L.P.
(7)Consists of (i) 185,185 shares of Class A Common Stock, (ii) 216,033 shares of Class A Common Stock issuable pursuant to RSUs that will vest within 60 days of January 31, 2023.
(8)Consists of (i) 2,909,712 shares of Class A Common Stock and (ii) 5,059,614 shares of Class A Common Stock subject to options that are exercisable within 60 days of January 31, 2023.
(9)Consists of (i) 189,626 shares of Class A Common Stock, (ii) 462,539 shares of Class A Common Stock subject to options that are exercisable within 60 days of January 31, 2023.
(10)Consists of (i) 15,209 shares of Class A Common Stock, (ii) 82,202 shares of Class A Common Stock subject to options that are exercisable within 60 days of January 31, 2023, and (iii) 104,924 shares of Class A Common Stock issuable pursuant to RSUs that will vest within 60 days of January 31, 2023.
(11)Based solely on the information set forth in a Schedule 13D/A filed with the SEC on February 1, 2023 by CMLS Holdings LLC. Consists of (i) 12,836 shares of Class A Common Stock directly held by Mr. Casdin, (ii) 102,151,785 shares of Class A Common Stock of which Casdin Partners Master Fund, LP as holder of 87,866,042 shares and Casdin Partners FO1-MSV LP as holder of 14,285,743 shares. Casdin Capital, LLC is the investment adviser to Casdin Partners Master Fund, LP and Casdin Partners FO1-MSV LP, and Casdin Partners GP, LLC is the general partner of Casdin Partners Master Fund LP and Casdin Partners FO1-MSV LP. Eli Casdin is the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. As such, each of the foregoing may be deemed to have or share beneficial ownership of the Common Stock held directly by Casdin Partners Master Fund, LP.; (iii) 17,730,419 shares of Class A Common Stock that includes 10,993,750 shares and 6,736,669 shares of Common Stock issuable upon the exercise of 6,736,669 private placement warrants of the Company. CMLS Holdings LLC is the record holder of the shares reported herein. The Board of Managers of CMLS Holdings LLC is comprised of Mr. Casdin and Mr. Meister who share voting and investment discretion with respect to the common stock held of record by CMLS Holdings LLC. C-LSH LLC and M-LSH LLC are the members of CMLS Holdings LLC, and Mr. Casdin and Mr. Meister are the managing members of C-LSH LLC and M-LSH LLC, respectively. As such, each of the foregoing may be deemed to have or share beneficial ownership of the Common Stock held directly by CMLS Holdings LLC; and (iv) 22,286 shares of Class A Common Stock issuable to Mr. Casdin upon exercise of stock options exercisable within 60 days of January 31, 2023.The business address of the former sponsor is c/o Corvex Management, L.P., 667 Madison Avenue, New York, NY 10065.
(12)Consists of (i) 37,836 shares of Class A Common Stock, (ii) 166,666 shares of Class A Common Stock underlying private placement warrants that are exercisable within 60 days of January 31, 2023, (iii) 22,286 shares of Class A Common Stock subject to options that are exercisable within 60 days of January 31, 2023.
(13)Based solely on the information set forth in a Schedule 13D/A filed with the SEC on February 1, 2023 by CMLS Holdings LLC. Includes (i) 86,811,516 shares of Class A Common Stock held indirectly by Corvex Management, L.P. and (ii) (x) 10,993,750 shares of Class A Common Stock and (y) 6,736,669 shares of Class A Common Stock underlying private placement warrants that are exercisable within 60 days of January 31, 2023 held indirectly by CMLS Holdings LLC.. The Board of Managers of the Former Sponsor is comprised of Mr. Eli Casdin and Mr. Keith Meister who share voting and investment discretion with respect to the Class A Common Stock held of record by CMLS Holdings LLC. C-LSH LLC and M-LSH LLC are the members of CMLS Holdings LLC, and Mr. Casdin and Mr. Meister are the managing members of C-LSH LLC and M-LSH LLC, respectively. As such, each of the foregoing may be deemed to have or share beneficial ownership of the Class A Common Stock held directly by CMLS Holdings LLC. The business address of the former sponsor is c/o Corvex Management LP, 667 Madison Avenue, New York, NY 10065. Does not include 22,336,624 Additional Direct Offering Shares, the issuance of which is subject to stockholder approval to satisfy Nasdaq Listing Rule 5635(d) as describe in more detail in this proxy statement.
(14)Consists of (i) 6,427,828 shares of Class A Common Stock and (ii) 32,809 shares of Class A Common Stock subject to options that are exercisable within 60 days of January 31, 2023.
(15)Consists of (i) 12,836 shares of Class A Common Stock and (ii) 294,699 shares of Class A Common Stock subject to options that are exercisable within 60 days of January 31, 2023. .
(16)Consists of 48,225 shares of Class A Common Stock subject to options that are exercisable within 60 days of January 31, 2023.
(17)Consists of (i) 217,949,210 shares of Class A Common Stock held directly and indirectly by all current directors and current executive officers of the Company as a group, (ii) 264,450 shares of Class A Common Stock issuable pursuant to RSUs held directly by all current directors and executive officers of the Company as a group and that will be vested within 60 days of January 31, 2023, (iii) 1,302,235 shares of Class A Common Stock subject to options held directly by all current directors and executive officers of the Company as a group and that are exercisable within 60 days of January 31, 2023, and (iv) 6,903,335 shares of Class A Common Stock underlying private placement warrants held directly and indirectly by all current directors and executive officers of the Company as a group and that are exercisable within 60 days of January 31, 2023.

HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
•If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at GeneDx Holdings Corp., 333 Ludlow Street, North Tower, 6th Floor, Stamford, Connecticut 06902 or by telephone at (800) 298-6470, to inform us of his or her request; or
•If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.
TRANSFER AGENT AND REGISTRAR
The transfer agent for our Class A Common Stock is Continental Stock Transfer & Trust Company.
SUBMISSION OF STOCKHOLDER PROPOSALS
Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.
FUTURE STOCKHOLDER PROPOSALS
We anticipate that the 2023 annual meeting of stockholders will be held no later than June 2023. For any proposal to be considered for inclusion in the proxy statement and form of proxy for the Company’s 2023 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its principal executive offices a reasonable time before the Company begins to print and mail its 2023 annual meeting proxy materials in order to be considered for inclusion in the proxy materials for the 2023 annual meeting. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must have been received by us not later than December 1, 2022 in order to be considered for inclusion in our proxy materials for that meeting.
In addition to any other applicable requirements, for business and for nominations to be properly brought before an annual meeting by a stockholder, the Company’s bylaws provide that the stockholder must give timely notice in proper written form to our Corporate Secretary at GeneDx Holdings Corp., 333 Ludlow Street, North Tower, 6th Floor, Stamford, Connecticut 06902, Attn: Corporate Secretary, and such business must otherwise be a proper matter for stockholder action. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws. Such notice, to be timely, must be received not less than 75 days nor more than 105 days prior to the first anniversary of the preceding year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company’s bylaws (and not pursuant to SEC Rule 14a-8) must be received by February 11, 2023 (but not before January 12, 2023). However, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, a stockholder’s notice must be so received not earlier than the one hundred and fifth (105th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures and requirements set forth in the bylaws.

In addition to complying with the procedures of our bylaws, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the internet at the SEC’s website at http://www.sec.gov.
If you would like additional copies of this proxy statement or if you have questions about the transaction or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:
333 Ludlow Street
North Tower 6th Floor
Stamford, Connecticut 06902
Telephone: (800) 298-6470
Attention: Investors@GeneDx.com
You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders Call (toll-free): (800) 735-3591
Banks and Brokers Call: (212) 269-5550
Email: GeneDx@dfking.com
If you are a stockholder of the Company and would like to request documents, please do so no later than five business days before the Special Meeting in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Reverse Stock Split or the Company that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

By Order of the Board of Directors,

Katherine Stueland
Chief Executive Officer
Stamford, Connecticut
[ ], 2023

ANNEX A
REVERSE STOCK SPLIT CHARTER AMENDMENT
CERTIFICATE OF AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF GENEDX HOLDINGS CORP.
GeneDx Holdings Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1.The Corporation’s Third Amended and Restated Certificate of Incorporation (as amended to the date hereof, the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on July 22, 2021, under the name Sema4 Holdings Corp.
2.Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation.
3.Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation has duly adopted this Certificate of Amendment, and the Corporation’s stockholders have duly approved this Certificate of Amendment
4.Section 1 of Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph to the end of such section:
“Effective immediately upon the filing of this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [• (•)] share of Common Stock then issued and outstanding, or held in treasury of the Corporation, immediately prior to the Effective Time shall automatically be reclassified and converted into one (1) share of Common Stock, without any further action by the Corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.”
5.The terms and provisions of this Certificate of Amendment shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [•] day of [•], 2023, and the foregoing facts stated herein are true and correct.
GENEDX HOLDINGS CORP.
By: _______________________
Name: Katherine Stueland
Title: Chief Executive Officer

ANNEX B
OFFICER EXCULPATION CHARTER AMENDMENT
CERTIFICATE OF AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF GENEDX HOLDINGS CORP.
GeneDx Holdings Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1.The Corporation’s Third Amended and Restated Certificate of Incorporation (as amended to the date hereof, the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on July 22, 2021, under the name Sema4 Holdings Corp.
2.Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation.
3.Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation has duly adopted this Certificate of Amendment, and the Corporation’s stockholders have duly approved this Certificate of Amendment.
4.Article VII of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
“ARTICLE VII: LIMITATION OF LIABILITY
1.Limitation of Liability. To the fullest extent permitted by law, neither a director of the Corporation nor an officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.
2.Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.”
5.The terms and provisions of this Certificate of Amendment shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [•] day of [•], 2023, and the foregoing facts stated herein are true and correct.
GENEDX HOLDINGS CORP.
By: _______________________
Name: Katherine Stueland
Title: Chief Executive Officer

ANNEX C
GENEDX HOLDINGS CORP.
AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN
(As amended and restated on [_____], 2023)
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.SHARES SUBJECT TO THE PLAN.
2.1.Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the A&R Effective Date is 86,398,568 Shares plus (a) any reserved shares not issued or subject to outstanding grants under the Company’s 2017 Stock Incentive Plan (the “Prior Plan”) on the Effective Date (determined after giving effect to the conversion of the Class B Common Stock pursuant to the Mandatory Conversion Notice under the Company Organizational Documents, in each case within the meaning of the Business Combination Agreement), plus (b) shares that are subject to stock options or other awards granted under the Prior Plan, that cease to be subject to such stock options or other awards, by forfeiture or otherwise, after the Effective Date, (c) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are forfeited after the Effective Date, (d) shares issued under the Prior Plan that are repurchased by the Company at the original issue price or are otherwise forfeited and (e) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the Exercise Price of an option or withheld to satisfy the tax withholding obligations related to any award.
2.2.Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award (including, for the avoidance of doubt, Awards granted prior to the A&R Effective Date), will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash or other property rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the Exercise Price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or issuance in connection with subsequent Awards under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3.Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.5.Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1 of each of 2022 through 2031, by the lesser of (a) five percent (5%) of the total number of shares of all classes of the Company’s common stock issued and outstanding on the immediately preceding December 31 (rounded down to the nearest whole share), or (b) such lesser number of shares determined by the Board.
2.5.ISO Limitation. No more than 259,285,704 Shares shall be issued pursuant to the exercise of ISOs.

2.6.Adjustment of Shares. If the number or class of outstanding Shares are changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), spin-off, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards, and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities or other laws; provided that fractions of a Share will not be issued. If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.
3.ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Nothing in this Plan creates an entitlement or right of any Employee, Consultant, Director or Non-Employee Director to any Award unless and until such Award is granted as provided in the Plan.
4.ADMINISTRATION.
4.1.Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)select persons to receive Awards;
(d)determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest (which may be based on performance criteria) and be exercised or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)determine the number of Shares or other consideration subject to Awards;
(f)determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;
(h)grant waivers of Plan or Award conditions;
(i)determine the vesting, exercisability and payment of Awards;

(j)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)determine whether an Award has been earned or has vested;
(l)determine the terms and conditions of any, and to institute any Exchange Program;
(m)reduce or modify any criteria with respect to Performance Factors;
(n)adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;
(o)adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or qualify Awards for special tax treatment under laws of jurisdictions other than the United States;
(p)exercise discretion with respect to Performance Awards;
(q)make all other determinations necessary or advisable for the administration of this Plan; and
(r)delegate any of the foregoing to a subcommittee or to one or more officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.
4.2.Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3.Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4.Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5.Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other persons eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices, if necessary); and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals; provided, however, that no action taken under this Section 4.5 shall increase the share limitations contained in Section 2.1 or Section 2.5 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
5.OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.
5.1.Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2.Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3.Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”), will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4.Exercise Price. The Exercise Price of each Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the ISO on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5.Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through an authorized third-party administrator) and (b) full payment for the Shares with respect to which the Option is exercised together with applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for any dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of

Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6.Termination of Service. If a Participant’s Service terminates for any reason other than for Cause or because of the Participant’s death, Disability, or retirement, then the Participant may exercise his or her Options only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates no later than three (3) months after the date the Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise of an ISO beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options, except as required by applicable law.
(a)Death. If a Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after the Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date the Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options, except as required by applicable law.
(b)Disability. If a Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date the Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise of an ISO beyond (a) three (3) months after the date the Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date the Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
(c)Retirement. If a Participant’s Service terminates because of such Participant’s retirement (consistent with the Company’s policies regarding retirement), then the Participant may exercise his or her Options only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates no later than twenty-four (24) months after the date the Participant’s Service terminates (with any exercise of an ISO beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options, except as required by applicable law.
(d)Cause. If a Participant’s Service is terminated for Cause, then the Participant’s Options shall expire on the Participant’s date of termination of Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Service could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Service), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, the Award Agreement or other applicable agreement between the Participant and the Company or any Parent or Subsidiary, Cause shall have the meaning set forth in the Plan.
5.7.Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market

Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.8.Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless for the purpose of complying with applicable laws and regulations. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price.
5.9.No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code.
6.RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.1.Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer to purchase such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.2.Purchase Price. The Purchase Price for Shares issued pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted and, if permitted by law, no cash consideration will be required in connection with the payment for the Purchase Price where the Committee provides that payment shall be in the form of services rendered. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, the Award Agreement and any procedures established by the Company.
6.3.Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.4.Termination of Service. Except as may be set forth in any Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).
7.STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the restrictions to which the Stock Bonus Award is subject, including the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors, if any, to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.2.Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.3.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).
8.STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.1.Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be exercised and settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of the Shares subject to the SAR on the date of grant. A SAR may be subject to satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for each SAR; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.2.Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.3.Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

8.4.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).
9.RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash or by issuance of those Shares (which may consist of Restricted Stock). No Purchase Price shall apply to an RSU settled in Shares. All RSUs shall be made pursuant to an Award Agreement.
9.1.Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be vested and settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be subject to satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.2.Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.
9.3.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).
9.4.Dividend Equivalent Payments. The Committee may permit Participants holding RSUs to receive dividend equivalent payments on outstanding RSUs if and when dividends are paid to stockholders on Shares. In the discretion of the Committee, such dividend equivalent payments may be paid in cash or Shares and they may be either paid at the same time as dividend payments are made to stockholders or delayed until Shares are issued pursuant to the RSU grants and may be subject to the same vesting or performance requirements as the RSUs. If the Committee permits dividend equivalent payments to be made on RSUs, the terms and conditions for such dividend equivalent payments will be set forth in the RSU Agreement.
10.PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant or Director that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property or any combination thereof. Grants of Performance Awards shall be made pursuant to an Award Agreement that cites Section 10 of the Plan.
10.1.Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units and cash-based Awards as set forth in Sections 10.1(a), 10.1(b) and 10.1(c) below.
(a)Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award.
(b)Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.
(c)Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan.

The amount to be paid under any Performance Award may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
10.2.Terms of Performance Awards. Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.
10.3.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).
11.PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares acquired pursuant to this Plan may be made in cash or cash equivalents or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)by cancellation of indebtedness of the Company owed to the Participant;
(b)by surrender of shares of the Company’s common stock held by the Participant that are clear of all liens, claims, encumbrances or security interests that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Award will be exercised or settled;
(c)by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;
(d)by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)by any combination of the foregoing; or
(f)by any other method of payment as is permitted by applicable law.
The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, that such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.
12.GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan with an aggregate grant date fair value that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $750,000 in a calendar year, increased to $1,000,000 in the calendar year of his or her initial services as a non-employee director. Grant date fair value for purposes of Awards to Non-Employee Directors under the Plan will be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Company’s regular valuation methodology for determining the grant date fair value of such Options or SARs for reporting purposes and (b) for all other Awards, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per

Share on the date of grant and the aggregate number of Shares subject to the Award or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12.
12.1.Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.2.Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price for such Awards granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.3.Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Committee. Such Awards will be issued under the Plan. An election under this Section 12.3 will be filed with the Company on the form prescribed by the Company.
13.1.WITHHOLDING TAXES.
13.1.Withholding Generally. Prior to any relevant taxable or tax withholding events in connection with the Awards under this Plan, the Company or the Parent, Subsidiary, or Affiliate, as applicable, employing the Participant, may require the Participant to pay or make adequate arrangements satisfactory to the Company with respect to any or all applicable U.S. federal, state, local, and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in this Plan and legally applicable to the Participant (collectively, “Tax-Related Obligations”) prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Obligations. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld.
13.2.Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, may, in its sole discretion and pursuant to such procedures as it may specify from time to time, require or permit a Participant to satisfy withholding obligations for such Tax-Related Obligations, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Obligations to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the Tax-Related Obligations to be withheld, or (d) withholding from proceeds of the sale of Shares issued pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company, provided that, in all instances, the satisfaction of the Tax-Related Obligations will not result in any adverse accounting consequence to the Company, as the Committee may determine in its sole discretion. The Company may withhold or account for these Tax-Related Obligations by considering applicable statutory withholding rates or other applicable withholding rates, including maximum rates for the applicable tax jurisdiction to the extent consistent with applicable laws. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.
14.TRANSFERABILITY.
14.1Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 15.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate and such transfer will be for no consideration. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1.Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement shall be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain or receive such Dividend Equivalent Rights with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares. Notwithstanding the foregoing, in no event shall Dividend Equivalent Rights be paid with respect to Options or SARs.
15.2.Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all written or electronic certificate(s) representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificate(s). Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.8 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver written or electronic certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign, national or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21.CORPORATE TRANSACTIONS.
21.1.Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:
(a)The continuation of an outstanding Award by the Company (if the Company is the successor entity).
(b)The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the Exercise Price and the number and nature of shares issuable upon exercise of any such Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.
(c)The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the Exercise Price and the number and nature of shares issuable upon exercise of any such Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable).
(d)The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

(e)The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(f)The cancellation of outstanding Awards in exchange for no consideration.
The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring entity. In addition, in the event such successor or acquiring entity (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will, if exercisable, be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction and treatment may vary from Award to Award and/or from Participant to Participant.
21.2.Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be deducted from the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.
21.3.Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board or amended so as to require stockholder approval.
23.TERM OF PLAN/GOVERNING LAW. This Plan originally became effective on the Effective Date. The amendment and restatement of this Plan as approved by the Board on February 28, 2023 will become effective on the date it is approved by the Company’s stockholders (the “A&R Effective Date”). Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan was first adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).
24.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, no amendment requiring stockholder approval that is approved by the Board shall be effective until the approval of the stockholders of the Company is obtained; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan shall affect any then-outstanding Award unless expressly provided by the Committee; in any event, no termination or amendment of the Plan or any outstanding Award may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.
25.NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.
27.ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards shall, subject to applicable law, be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or the Committee or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1.“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
28.2.“Award” means any award under the Plan, including any Option, Performance Award, Restricted Stock, Stock Bonus, Stock Appreciation Right, or Restricted Stock Unit.
28.3.“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee's delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.4.“Board” means the Board of Directors of the Company.
28.5.“Business Combination” means the business combination effected pursuant to the Business Combination Agreement.
28.6.“Business Combination Agreement” means the Agreement and Plan of Merger, by and among CM Life Sciences, Inc., Mount Sinai Genomics, Inc. and certain other parties thereto, dated as of February 9, 2021.
28.7.“Cause” means Participant’s (a) willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy or code of conduct; (b) commission of, or plea of guilty or no contest to, a felony or other crime involving dishonesty or moral turpitude or commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct or breach of fiduciary duty that has caused or is reasonably expected to result in material injury to the Company; (c) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (d) misappropriation of a business opportunity of the Company; (e) provision of material aid to a competitor of the Company; or (f) willful breach of any of his or her obligations under any written agreement or covenant with the Company, including with respect to any restrictive covenants. The determination as to whether a Participant’s Service is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.7.
28.8.“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.9.“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
28.10.“Company” means GeneDx Holdings Corp., or any successor corporation.
28.11.“Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.
28.12.“Corporate Transaction” means the occurrence of any of the following events:
(a)any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction;
(b)the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c)he consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;
(d)any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the capital stock of the Company) or
(e)a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time. Notwithstanding the foregoing, the foregoing definition of “Corporate Transaction” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically references this definition.
28.13.“Director” means a member of the Board.
28.14.“Disability” means in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
28.15.“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends for each Share represented by an Award held by such Participant.
28.16.“Effective Date” means July 22, 2021, the closing date of the Business Combination.
28.17.“Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. For the avoidance of doubt, neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company and the definition of “Employee” herein shall not include Non-Employee Directors.
28.18.“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.19.“Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the Exercise Price of an outstanding Award is increased or reduced.
28.20.“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.21.“Fair Market Value” means, as of any date, the value of a share of the Company’s common stock determined as follows:
(a)if such common stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee may determine;
(b)if such common stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c)if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.22.“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s common stock are subject to Section 16 of the Exchange Act.
28.23.“IRS” means the United States Internal Revenue Service.
28.24.“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.
28.25.“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12.
28.26.“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.27.“Participant” means a person who holds an Award under this Plan.
28.28.“Performance Award” means an award covering cash, Shares or other property granted pursuant to Section 10 or Section 12 of the Plan.
28.29.“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)profit before tax;
(b)billings;
(c)revenue;
(d)net revenue;
(e)earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation, and amortization);
(f)operating income;
(g)operating margin;
(h)operating profit;
(i)controllable operating profit or net operating profit;
(j)net profit;
(k)gross margin;
(l)operating expenses or operating expenses as a percentage of revenue;
(m)net income;
(n)earnings per share;
(o)total stockholder return;
(p) market share;

(q)return on assets or net assets;
(r)the Company’s stock price;
(s)growth in stockholder value relative to a pre-determined index;
(t)return on equity;
(u)return on invested capital;
(v)cash flow (including free cash flow or operating cash flows);
(w)cash conversion cycle;
(x)economic value added;
(y)individual confidential business objectives;
(z)contract awards or backlog;
(aa)overhead or other expense reduction;
(bb)credit rating;
(cc)strategic plan development and implementation;
(dd)succession plan development and implementation;
(ee)improvement in workforce diversity;
(ff)customer indicators and/or satisfaction;
(gg)new product invention or innovation;
(hh)attainment of research and development milestones;
(ii) improvements in productivity;
(jj)bookings;
(kk)attainment of objective operating goals and employee metrics;
(ll)sales;
(mm)expenses;
(nn)balance of cash, cash equivalents, and marketable securities;
(oo)completion of an identified special project;
(pp)completion of a joint venture or other corporate transaction;
(qq)employee satisfaction and/or retention;
(rr)research and development expenses;
(ss)working capital targets and changes in working capital; and
(tt)any other metric that is capable of measurement as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as, but not limited to, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
28.30.“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.
28.31.“Performance Share” means an Award granted pursuant to Section 10 of the Plan, consisting of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.
28.32.“Performance Unit” means an Award granted pursuant to Section 10 of the Plan, consisting of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.
28.33.“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.34.“Plan” means this GeneDx Holdings Corp. Amended & Restated 2021 Equity Incentive Plan.
28.35.“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
28.36.“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
28.37.“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
28.38.“SEC” means the United States Securities and Exchange Commission.
28.39.“Securities Act” means the United States Securities Act of 1933, as amended.
28.40.“Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of any leave of absence approved by the Company. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from such leave, he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status between an Employee, Consultant, Director or Non-Employee Director shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion or to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.
28.41.“Shares” means shares of the common stock of the Company and the common stock of any successor entity.
28.42.“Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.
28.43.“Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.
28.44.“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.45.“Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).
29.CODE SECTION 409A. This Plan and Awards granted hereunder are intended to comply with Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) to the extent subject thereto, or otherwise be exempt from Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless required by applicable law. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan or any Award Agreement granted pursuant hereto during the six-month period immediately following the Participant’s termination of Service (the “Deferred Amounts”) shall instead be paid on the first payroll date after the earlier of (i) the six-month anniversary of the Participant’s “separation from service” (as defined in Section 409A) or (ii) the Participant’s death (such date, the “Section 409A Payment Date”), with any portion of the Deferred Amounts that would otherwise be payable prior to the Section 409A Payment Date aggregated and paid in a lump sum without interest on the Section 409A Payment Date. Notwithstanding the foregoing, none of the Company, the Committee or any of their respective affiliates shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and, by accepting an Award granted hereunder, the Participant acknowledges and agrees that none of the Company, the Committee or any of their respective affiliates will have any liability to the Participant for any such tax or penalty.

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on April 14, 2023 The Notice and Proxy Statement are available at: www.proxyvote.com. D94974-TBD GeneDx Holdings Corp. SPECIAL MEETING OF STOCKHOLDERS April 14, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GeneDx Holdings Corp. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of GeneDx Holdings Corp. (the "Special Meeting") and the accompanying Proxy Statement dated March [ ], 2023 in connection with the Special Meeting to be held on April 14, 2023 at 9:00 a.m. Eastern Time and hereby appoints Jason Ryan and Katherine Stueland, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Class A common stock of GeneDx Holdings Corp. registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.